TERM LOAN AGREEMENT

                        dated as of April 15, 1997


                                   among

                             TWO PARK COMPANY,
                               as Borrower,

                         THE LENDERS NAMED HEREIN,
                                as Lenders


                                    and


                         UNION BANK OF SWITZERLAND
                            (New York Branch),
                          as Administrative Agent

                           LOCATION OF PREMISES:
                              2  Park Avenue
                            New York, New York





                             TABLE OF CONTENTS



                                ARTICLE   I

                   DEFINITIONS AND RULES OF CONSTRUCTION
                                                             Page

1.01. Definitions............................................. 1
1.02. Rules of Construction....................................9


                                ARTICLE  II

                                 THE  LOAN

2.01. Generally...............................................10
2.02. Purpose.................................................10
2.03. Notice and Manner of Borrowing..........................10
2.04. Nature of Lenders' Obligations..........................10
2.05. Notes...................................................11
2.06. Payments and Distributions..............................11
2.07. Interest................................................12
2.08. Limitation on Number of Interest Periods................12
2.09. Conversions of Interest Rate............................13
2.10. Inapplicability of LIBO Based Rate......................13
2.11. Late Payment Premium....................................13
2.12. Voluntary Prepayments...................................13
2.13. Amortization Payments from Cash Flow....................14
2.14. Maintenance of Reserves.................................14


                               ARTICLE  III

                          YIELD MAINTENANCE ETC.

3.01. Additional Costs and Other Effects of Regulatory Changes..15
3.02. Limitations on Availability of LIBO Based Rate............16
3.03. Certain Compensation......................................17
3.04. Intentionally Omitted.....................................18
3.05. Substitution of Lenders...................................18


                                ARTICLE  IV

                           CONDITIONS PRECEDENT

4.01. Conditions Precedent to Loan..............................19



                                ARTICLE  V

                      REPRESENTATIONS AND WARRANTIES

5.01. Due Formation, Power and Authority........................24
5.02. Legally Enforceable Agreements............................24
5.03. Financial Statements......................................24
5.04. Compliance With Laws; Payment of Taxes....................25
5.05. Litigation................................................25
5.06. No Conflicts or Defaults..................................25
5.07. Solvency..................................................25
5.08. Governmental Regulation...................................25
5.09. Insurance.................................................25
5.10. ERISA.....................................................25
5.11. Other Documents...........................................26
5.12. No Default................................................26
5.13. Separate Tax and Zoning Lot...............................26
5.14. The Improvements..........................................26


                                ARTICLE  VI

                           COVENANTS OF BORROWER

6.01. Compliance with Laws; Payment of Taxes....................27
6.02. Leases and Premises Documents.............................27
6.03. Intentionally Omitted.....................................28
6.04. Covenants, Restrictions and Easements.....................28
6.05. Payment of Costs..........................................28
6.06. Brokers...................................................29
6.07. Intentionally Omitted.....................................29
6.08. Management and Leasing of Premises........................29
6.09. Maintenance, Management, Service and Leasing Contracts....29
6.10. Administration Fee........................................29
6.11. Reporting Requirements....................................30
6.12. Interest Rate Hedging.....................................31



                               ARTICLE  VII

              ADMINISTRATIVE AGENT;  RELATIONS AMONG LENDERS

7.01. Appointment, Powers and Immunities of Administrative Agent...31
7.02. Reliance by Administrative Agent.............................32
7.03. Defaults.....................................................32
7.04. Rights of Administrative Agent as Lender.....................33
7.05. Sharing of Costs by Lenders; Indemnification of
        Administrative Agent.......................................33
7.06. Non-Reliance on Administrative Agent and Other Lenders.......34
7.07. Failure of Administrative Agent to Act.......................34
7.08. Resignation or Removal of Administrative Agent...............35
7.09. Amendments Concerning Agency Function........................35
7.10. Liability of Administrative Agent............................35
7.11. Transfer of Agency Function..................................35
7.12. Non-Receipt of Funds by Administrative Agent.................36
7.13. Withholding Taxes............................................36
7.14. Sharing of Payments among Lenders............................36
7.15. Possession of Documents......................................37


                               ARTICLE  VIII

                     GENERAL CONDITIONS AND PROVISIONS

8.01. Intentionally Omitted.........................................37
8.02. No Third-Party Beneficiaries..................................37
8.03. Documentation, etc. Satisfactory..............................37
8.04. Administrative Agent's Determination Conclusive...............38
8.05. Notices.......................................................38
8.06. Amendments and Waivers........................................38
8.07. Assignment;  Participation....................................39
8.08. Setoff........................................................41
8.09. Successors and Assigns........................................41
8.10. Severability..................................................41
8.11. Non-Waiver; Remedies Cumulative...............................41
8.12. Certain Waivers...............................................42
8.13. Expenses; Indemnification.....................................42
8.14. Counterparts..................................................43
8.15. Lenders' Right to Terminate...................................43
8.16. Governing Law;  Jurisdiction..................................43
8.17. Integration...................................................44
8.18. Tenant Improvement Cash Collateral Account....................44
8.19. Non-Recourse to Borrower's Partners...........................46


 EXHIBITS

 A.  Assignment and Assumption Agreement
 B.  Note


  TERM LOAN AGREEMENT ("this Agreement") dated as of April 15, 1997 by and among TWO PARK COMPANY, a New York general partnership ("Borrower"), UNION BANK OF SWITZERLAND (New York Branch) (in its individual capacity and not as Administrative Agent, "UBS"), BAYERISCHE LANDESBANK CAYMAN ISLANDS BRANCH ("Balaba"), L-BANK LANDESKREDITBANK BADEN-WURTTEMBERG ("L-Bank"), SUDWESTDEUTSCHE LANDESBANK GIROZENTRALE ("Sudwest"; UBS, Balaba, L-Bank, Sudwest and each other lender who may become a Lender pursuant to Section 3.05 or Section 8.07, each, a "Lender" and collectively, "Lenders") and UNION BANK OF SWITZERLAND (New York Branch), as Administrative Agent for Lenders (together with its successors in such capacity, "Administrative Agent").

   Borrower is the owner of the fee interest in certain premises located as set forth on the cover hereof, and of the Improvements (as hereinafter defined) located thereon. Borrower desires that Lenders accept an assignment of and modify the existing mortgage loan with respect to said premises so that the same is on the terms provided for herein, and Lenders are prepared to do so on the terms and conditions hereinafter set forth.

   NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, Borrower, Administrative Agent, and lenders hereby agree as follows:


                                   ARTICLE  I

                     DEFINITIONS AND RULES OF CONSTRUCTION

  1.01. Definitions. The following terms, as used herein, shall have the following meanings:

"Account"  --  Has the meaning specified in Section 8.18 (a).

"Additional Costs" -- Any costs, losses or expenses actually incurred by any Lender which are attributable to its making or maintaining its Pro Rata
Share of the Loan, or any reduction in any amount receivable by any Lender under the Loan or its Note.

"Administrative Agent's Office" -- Administrative Agent's Office as set forth on the signature page of this Agreement, or such other address in the United States as Administrative Agent may designate by notice to Borrower and Lenders.

"Applicable Lending Office" -- For each Lender and for the portions of the outstanding principal balance under its Note bearing interest at the Prime Based Rate or the LIBO Based Rate, as applicable, the lending office of such Lender (or of an affiliate of such Lender) designated as such on the signature page hereof or in the applicable Assignment and Assumption Agreement, or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower as the office by which the portions of the outstanding principal balance under its Note bearing interest at the Prime Based Rate or the LIBO Base Rate, as applicable, are to be made and maintained.

"Applicable Margin" -- With respect to the Prime Based Rate, .50% per annum; and with respect to the LIBO Based Rate, 1.50% per annum.

"Assignee"  --  Has the meaning specified in Section 8.07.

"Assignment and Assumption Agreement" -- An Assignment and Assumption Agreement, substantially in the form of EXHIBIT A, pursuant to which a Lender assigns and an Assignee assumes rights and obligations in accordance with
Section 8.07.

"Business Day" -- Any day on which commercial banks are not authorized or required to close in New York City; or, whenever such day relates to a LIBOR Amount, an Interest Period with respect to a LIBOR Amount, any such day in which Dollar deposits are also carried out in the London interbank market and banks are open for business in London.

"Code"  --  The Internal Revenue Code of 1986.

"Coverage Ratio" -- For any calendar quarter, the ratio (expressed as a percentage), as determined by Administrative Agent (which determination shall be conclusive so long as made in a reasonable basis), of (i) Net Operating Income for a twelve (12)-month period ending with such calendar quarter to
(ii) Hypothetical Annual Debt Service for such calendar quarter.

"Default" -- Any event or circumstance which, with the giving of notice or the passage of time, or both, would become and Event of Default.

"Default Rate"  --  Has the meaning given to such term in the Mortgage.

"Deposit Threshold"  --  Has the meaning specified in Section 8.18 (c).

"Dollars" and "$"  --  Lawful money of the United States of America.

"Employee Benefit Plan" -- Any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower.

"Engineering Consultant" -- Inspection & Valuation International or other firm designated by Administrative Agent.

"ERISA"  --   The Employee Retirement Income Security Act of 1974, including the rules and regulations promulgated thereunder.

"ERISA Affiliate" -- Any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414 (b) of the Code) as Borrower, or any trade or business which is under common control (within the meaning of Section 414(c) of the Code) with Borrower, or any organization which is required to be treated as a single employer with Borrower under Section 414
(m) or 414 (o) of the Code.

"Event of Default"  --  Has the meaning given to such term in the Mortgage.

"Federal Funds Rate: -- For any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions of the immediately preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the rates quoted by three (3) Federal Funds brokers to Administrative Agent on such day on such transactions.

"Financial Statements" -- Statements of the assets, liabilities (direct or contingent), income, expenses and cash flow of Borrower, prepared in accordance with generally accepted accounting principles in the Unite States of America as in effect from time to time and consistently applied.

"GAAP" -- Generally accepted accounting principles in the United States on America as in effect from time to time, consistently applied.

"Good Faith Contest" -- The contest of an item if: (i) the item is diligently contested in good faith and by appropriate proceedings timely instituted; (ii) adequate reserves are established with respect to the contested item; (iii) during the period of such contest, the enforcement of any contested item is effectively stayed; and (iv) the failure to pay or comply with the contested item during the period of the contest is not likely to result in the sale or forfeiture of the Mortgaged Property or any part thereof or in a material adverse change in the status of the business or financial condition of Borrower or in the ability of Borrower to perform its obligations under the Loan Documents.

"Governmental Authorities" -- The United States, the State of New York and any political subdivision, agency, department, commission, board, bureau or instrumentality of either of them, including any local authorities, which exercises jurisdiction over Borrower, the Premises or the Improvements.

"Hazardous Materials"  --  Has the meaning given to such term in the Mortgage.

"Hypothetical Annual Debt Service" -- For any calendar quarter (the date of the end of such calendar quarter being herein referred to as a "Determination Date"), an amount equal to the constant annual payment of principal plus interest required to fully amortize, over a term of twenty-five (25) years, a hypothetical loan in an amount equal to the Principal Amount as of such Determination Date, assuming such loan were to bear interest at a rate equal to the greater of (i) 2% per annum in excess of the interpolated interest rate on a ten (10) year United States Treasury Note (ii) the overall average rate of interest actually payable on the Principal Amount as of such Determination Date (without taking into account any interest rate hedging agreement).

"Improvements" -- The Class A office building located on the Premises containing approximately 955,862 square feet of rentable area, inclusive of approximately 54,228 feet of retail space.

"Indemnity" -- An agreement from Borrower whereby, among other things, Administrative Agent and Lenders are indemnified regarding Hazardous Materials.

"Individual Loan Commitment" -- With respect to each Lender, the amount set forth below opposite the name of such Lender (subject to adjustment in accordance with the provisions of Section 3.05 and Section 8.07).

         Lender                         Individual Loan Commitment

          UBS                                         $25,000,000
          Balaba                                      $21,500,000
          L-Bank                                      $ 8,500,000
          Sudwest                                     $10,000,000

"Interest Period" -- The period during which interest at the LIBO Based Rate, determined as provided in this Agreement, shall be applicable to the LIBO
Rate Request Amount in question; provided, however, that each such period shall be either one (1), two (2), or three (3) months, which shall be measured from the date specified by Borrower in each LIBO Rate Request for the commencement of the computation of interest at the LIBO Based Rate, to the numerically corresponding day in the calendar month in which such period terminates (or if there be no numerical correspondent in such month, or if the date selected by Borrower for such commencement is the last Business Day of a calendar month, then the last Business Day of the calendar month in which such period terminates, or if the numerically corresponding day is not a Business Day then the next succeeding Business Day, unless such next succeeding Business Day enters a new calendar month, in which case such period shall end on the next preceding Business Day) and in no event shall any such period extend beyond the Maturity Date.

"Law" -- Any federal, state or local law, statute, rule, regulation, ordinance, order, decree, directive, requirement, code, notice of violation or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, determination, consent decree or judgment.

"Lenders' Counsel"  --  Dewey Ballantine, 1301 Avenue of the Americas, New
York, New York   10019-6092

"LIBO Based Rate" -- With respect to any LIBOR Amount, the rate per annum (expressed as a percentage) determined by Administrative Agent to be equal to the sum of (i) the quotient of the LIBO Rate for the LIBOR Amount and Interest Period in question divided by [1 minus the Reserve Requirement] (rounded up to the nearest 1/100 of 1%) and (ii) the Applicable Margin.

"LIBO Rate" -- The rate per annum (rounded up to the nearest 1/16 of 1%) offered to the London branch of Union Bank of Switzerland by prime banks in the London interbank market at approximately 11 a.m. (London time) two
(2) Business Days prior to the first day of the applicable Interest Period, for deposits in immediately available funds, in Dollars, of amounts comparable to the LIBO Rate Request Amount for the same period of time as the Interest Period selected by Borrower in the LIBO Rate Request.

"LIBO Rate Request" -- Borrower's telephonic notice (to be promptly confirmed in writing), to be received by Administrative Agent by 12 Noon (New York time) three (3) Business Days prior to the date specified in the LIBO Rate Request for the commencement of the Interest Period (which specified date must be a Business Day), of (a) its intention to have all or any portion of the Principal Amount which is not then the subject of an Interest Period (other than an Interest Period which is termination on the Business Day specified in the notice) bear interest at the LIBO Based Rate and (b) the Interest Period desired be Borrower in respect of the amount specified.

"LIBO Rate Request Amount" -- The amount, to be specified by Borrower in each LIBO Rate Request, which Borrower desires bear interest at the LIBO Based Rate and which shall in no event be less than $1,000,000 and which, at Administrative Agent's option, shall be an integral multiple of $100,000.

"LIBOR Amount" -- Each portion of the Principal Amount bearing interest at the LIBO Based Rate pursuant to a particular LIBO Rate Request.

"Loan"  --  The loan in the Loan Amount made by Lenders pursuant hereto.

"Loan Amount"  --  $65,000,000.

"Loan Documents" -- This Agreement, the Notes, the Mortgage, the Indemnity, Uniform Commercial Code financing statements in respect of the Mortgaged Property and any other collateral given as security for the Loan, and any other documents executed and delivered by Borrower which evidence or secure the Loan.

"Major Lease" -- Any lease for space in excess of 20,000 square feet of the rentable area of the Improvements.

"Majority Lenders" -- At any time, those Lenders holding Notes evidencing a majority of the Principal Amount.

"Maturity Date"  --  March 1, 2000.

"Mortgage" -- The consolidated mortgage, assignment of leases and rents and security agreement made to Administrative Agent, as agent for Lenders, to secure the payment and performance of Borrower's obligations hereunder, under the Notes and otherwise in respect of the Loan.

"Mortgaged Property" -- The Premises and other property constituting the "Mortgaged Property", as said quoted term is defined in the Mortgage.

"Multiemployer Plan"  --  Any plan defined as such in Section 3 (37) of ERISA.

"Net Cash Flow" -- For any month, the excess, if any, of (a) gross receipts from the Premises for such month, determined on a cash basis (including all the items enumerated in clause (a) of the definition of "Net Operating Expenses" in this Section, but excluding any income paid to any Borrower-affiliated cleaning contractor servicing the Premises), over (b) the sum of (i) all operating expenses (and, to the extent reasonably approved by Administrative Agent, capital expenditures and leasing related expenditures) with respect to the Premises for such month, determined on a cash basis (including, without limitation, all the items enumerated in clause (b) of the definition of "Net Operating Income" in this Section), (ii) actual interest expense on the Loan for such month and (iii) amounts reserved by Borrower (subject to Administrative Agent's approval, not to be unreasonably withheld, delayed or conditioned) during such month for Premises-related purposes, including, without limitation, amounts reserved for capital improvements or operating expenses with respect to the Premises but specifically excluding, to the extent that the amount on deposit in the Account is less than the Deposit Threshold, reserves for leasing commissions, tenant allowances, tenant improvements or other leasing-related costs (but specifically including, to the extent that the amount on deposit in the Account is greater than or equal to the Deposit Threshold, reserves for leasing commissions, tenant allowances, tenant improvements or other leasing-related costs). In no event shall expenditures for Premises-related purposes be included in the amount determined pursuant to clause (b) above to the extent a reserve has previously been established for such expenditures and the amount of such reserve has been included in the amount determined pursuant to said clause (b).

"Net Operating Income" -- For any twelve (12)-month period, an amount, as determined by Administrative Agent (which determination shall be conclusive so long as made on a reasonable basis), equal to:

     (a) all actual revenues from the operation of the Premises during such period (adjusted as set forth at the end of this definition), determined in accordance with GAAP, including all rental and other payments, including, without limitation, base rent, additional rent, promotional revenues, percentage rent and payments for common area maintenance, taxes and operating expenses;

     less

     (b) all operating expenses in connection with the Premises during such period, determined in accordance with GAAP, including, without limitation, insurance premiums, real estate taxes, ordinary maintenance and repair expenses, management fees (not to exceed 2.0% of the sum calculated pursuant to clause (a) above) and any other operating expenses, all as determined in accordance with GAAP, but excluding (i) debt service payable under the Loan, (ii) capital expenditures as described in sub-clause (b) (i) of the definition of "Net Operating Income" in this Section, (iii) amounts reserved as described in sub-clause (b) (iii) of said definition of "Net Cash Flow", (iv) amounts expended in connection with the leasing of the Premises and
     (v) amounts required to be deposited into the Account pursuant to
     Section 8.18.

     For purposes of computing the amount pursuant to clause (a) above, in the event that a lease is executed (and, to the extent
     Administrative Agent's approval thereof is required pursuant to this Agreement, such approval is given or deemed given) with respect to space in the Premises that was vacant at any time during such twelve (12) month period, the tenant under such lease shall be deemed to have been in occupancy and paying rent during the period of vacancy, and said amount shall be adjusted upward correspondingly.

     "Note";  "Notes"  --  Have the respective meanings given to such terms in
     Section  2.05.

     "Participant"; "Participation" -- Have the respective meanings specified in Section 8.07.

     "Pension Plan" -- Any employee pension benefit plan within the meaning of Section 3 (2) of ERISA with respect to which Borrower or any ERISA Affiliate at any relevant time has liability or an obligation to contribute.

     "Person" -- An individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.

     "Premises" -- The real property described on Schedule A to the Mortgage and located as indicated on the cover hereof, upon all or part of which the Improvements are located.

     "Premises Documents" -- Has the meaning given to such term in the Mortgage.

     "Prime Based Rate" -- The Applicable Margin plus the greater of (i) the Federal Funds Rate plus 1/2 of 1% per annum or (ii) the prime commercial lending rate as announced from time to time by Administrative Agent at Administrative Agent's Office, each change in said rates to be effective as of the date of such change.

     "Principal Amount" -- At any time, the aggregate outstanding principal amount of the Notes.

     "Pro Rata Share" -- With respect to each Lender, the ratio of such Lender's Individual Loan Commitment to the loan Amount.

     As of the date thereof, the Lenders' respective Pro Rata Shares are as follows:

          Lender                                   Pro Rata Share

           UBS                                          100%

     "Regulation D" -- Regulation D of the Board of Governors of the Federal Reserve System.

     "Regulatory Change" -- With respect to any Lender and the charging and collecting of interest at the LIBO Based Rate, any change after the date thereof in United States federal, state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Lender under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof, excluding any change the effect of which is reflected in a change in the LIBO Based Rate.

     "Reserve Requirement" -- The rate at which reserves (including any marginal, supplemental or emergency reserves) are actually required to be maintained by any Lender or and Lender's respective Participants, if any, under Regulation D against "Euro-Currency Liabilities", as such quoted term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by any Lender or any Lender's respective Participants in the loan by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBO Based Rate is to be determined as provided in this Agreement or
     (ii) any category of extensions of credit or other assets which includes loans the interest rate on which is determined on the basis of rates used in determining the LIBO Rate.

     "Super-Majority Lenders" -- At any time, those Lenders holding Notes evidencing at least 66-2/3% of the Principal Amount.

     "Title Insurer" -- The issuer(s), approved by Administrative Agent, of the title insurance policy or policies insuring the Mortgage.

     1.02. Rules of Construction. Except as expressly provided otherwise, when used in this Agreement (i) "or" is not exclusive, (ii) "hereunder", "herein", "hereof" and the like refer to this Agreement as a whole, (iii) "Article", "Section", "Schedule" and "Exhibit" refer to Articles, Sections, Schedules, and Exhibits of this Agreement, (iv) terms defined in the singular shall have a correlative meaning when used in the plural and vice versa, (v) a reference to a Law includes any amendment, modification or supplement to, or replacement of, such Law and (vi) a reference to a document shall mean such document as the same may be amended, modified or supplemented from time to time in accordance with its terms. The cover page and the Exhibits and Schedules annexed hereto are incorporated as a part of this Agreement with the same effect as if set forth in the body hereof. Any table of contents and all captions and headings herein are for convenience only and shall not affect the interpretation or construction hereof.


                                   ARTICLE II

                                    THE LOAN

     2.01. Generally. Subject to the terms, conditions and provisions of this Agreement, and on the basis of the representations, warranties and covenants made herein and in the other Loan Documents, each Lender agrees to make its Pro Rata Share of, and Borrower agrees to accept, the Loan upon satisfaction of the conditions set forth in Section 4.01. The Loan shall be made through the acquisition by Lenders of, and the modification of, the existing indebtedness on the Premises.

     2.02. Purpose. The Loan shall be made for the business purpose of extending and modifying the existing indebtedness on the Premises.

     2.03. Notice and Manner of Borrowing. Borrower shall submit to Administrative Agent a request for disbursement of the proceeds of the Loan no later than four (4) Business Days prior to the date such disbursement is to be made. Administrative Agent, no later than two (2) Business Days prior to the date such disbursement is to be made, shall notify each Lender of such request for disbursement. Not later than 10:00 a.m. (New York time) on the date such disbursement is to be made, each Lender shall, through its Applicable Lending Office and subject to the conditions of this Agreement, make the amount to be disbursed by it available to Administrative Agent, at Administrative Agent's Office and in immediately available funds. The amount so received by Administrative Agent shall, subject to the conditions of this Agreement, be made available to Borrower by Administrative Agent by wire transfer to an account(s) designated by Borrower in the request for disbursement.

      2.04. Nature of Lenders' Obligations. The obligations of Lenders under this Agreement are several, and no Lender shall be responsible for the failure of any other Lender to fund such other Lender's Pro Rata Share of the Loan. However, the failure of any Lender to fund its Pro Rata Share of the Loan on the date specified therefor shall not relieve any other Lender of its obligation to fund its Pro Rata Share of the Loan on such date.

      2.05. Notes. The Loan shall be evidenced by notes of Borrower in the form of EXHIBIT B, duly completed and executed by Borrower (one for each Lender in an amount equal to such Lender's Individual Loan Commitment, Payable for the account of such Lender's Applicable Lending Office), in an aggregate principal amount equal to the Loan Amount (it being understood that the notes, aggregating the Loan Amount, dated the date hereof, by Borrower to Lenders, respectively, shall amend and restate in their entirety the notes described in, and consolidated by, a Note Assumption, Consolidation, Severance and Modification Agreement among Borrower and Lenders, dated the date hereof). Such notes to Lenders, as the same may hereafter be amended, modified, extended, severed, assigned, substituted, renewed or restated from time to time (including, without limitation, any substitute notes pursuant to Section 3.05 or 8.07), are referred to herein individually as a "Note" and collectively as the "Notes". The Notes shall mature, and all outstanding principal and other sums thereunder shall be paid in full, on the Maturity Date, as the same may be accelerated or extended in accordance with the terms and conditions of the Loan Documents.

      Each Lender is hereby authorized by Borrower to endorse on the schedule attached to its Note the amount of each payment of principal received by such Lender on account of the Loan, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance under such Note; provided, however, that the failure to make any such notation shall not limit or otherwise affect the obligations of Borrower under this Agreement or the Notes.

      2.06. Payments and Distributions. Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (New York time) on the date when due to Administrative Agent at Administrative Agent's Office in immediately available funds. Administrative Agent will thereafter, on the day of its receipt of each such payment, cause to be distributed to each Lender such Lender's appropriate share (based upon the respective outstanding principal amounts of the Notes and the respective rates of interest thereunder) of the payments of principal and interest , and its appropriate share of the payments of other sums, in like funds for the account of such Lender's Applicable Lending Office.

      Except to the extent provided in this Agreement, whenever any payment to be made under this Agreement or under the Notes is due on any day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and, if applicable, fees, as the case may be.

      Notwithstanding the foregoing provisions of this Section, Administrative Agent shall deduct, from amounts due and that would otherwise be payable to a Lender in default under its obligations under Section 7.05, the amount owing by such Lender pursuant to said Section 7.05 and pay the amount so deducted to itself, the other Lenders, or such other party as is entitled to such amount, as applicable.

      2.07. Interest. Borrower shall have the option, subject to the terms and conditions set forth in this Agreement, of paying interest on the Principal Amount or portions thereof at the Prime Based Rate or the LIBO Based Rate. If Borrower desires the application of the LIBO Based Rate, it shall submit a LIBO Rate Request to Administrative Agent, which LIBO Rate Request shall be irrevocable, subject to Borrower's right to convert the rate of interest payable under the Notes with respect to any LIBOR Amount from the LIBO Based Rate to the Prime Based Rate as provided in Section 2.09. Administrative
Agent shall, on the day of its receipt of the LIBO Rate Request from Borrower, notify each Lender, either by telephone or by facsimile, of the specified LIBOR Amount and the amount of the Lender's portion thereof, the Interest Period and date of commencement thereof, and the interest rate applicable to such LIBOR Amount. Each LIBO Rate Request shall be applicable to the Notes in accordance with the Lenders' respective Pro Rata Shares, so that, barring a conversion or suspension of the LIBO Based Rate by one or more, but not all, Lenders, pursuant to Article III, the outstanding principal amounts of each of the Notes shall contain segments bearing interest at the Prime Based Rate and/or LIBO Based Rate(s) under particular Interest Period(s), each of which segments shall correspond to a proportional segment of the outstanding principal amount of every other Note. In the event that Borrower fails to submit a LIBO Rate Request with respect to a LIBOR Amount not later than 12 Noon (New York time) three (3) Business Days prior to the last day of the relevant Interest Period, the LIBOR Amount in question shall bear interest, commencing at the end of such Interest Period, at the Prime Based Rate.

      Interest shall be computed on an actual/360-day basis (i.e., interest for each day during which any portion of the Principal Amount is bearing interest at a particular interest rate per annum shall be computed at such rate divided by 360).

      Borrower shall pay interest on the Principal Amount to Administrative Agent for the account of Lenders. Interest on the Principal Amount shall be payable, in arrears, monthly on the first day of the first month following the disbursement of the proceeds of the Loan and on the first day of each month thereafter until the Notes are repaid in full.

      2.08. Limitation on Number of Interest Periods. Borrower shall not have the right to have more than five (5) Interest Periods, in the aggregate, in respect of the Loan in effect at any one time, whether or not any portion of the Principal Amount is then bearing interest at the Prime Based Rate.

      2.09. Conversions of Interest Rate.   Provided there exists no Event of
Default, Borrower shall have the right to convert, from time to time, the rate of interest payable under the Notes with respect to any portion of the Principal Amount to the LIBO Based Rate or the Prime Based Rate, subject to the terms of this Agreement (including, without limitation, the payment of all amounts due in connection with any such conversion from the LIBO Based Rate on a date other than the last day of an applicable Interest Period) and provided that, in the case of a conversion from the LIBO Based Rate, the entire LIBOR Amount is the subject of the conversion. Conversions shall be accomplished (i) in the case of a conversion from the Prime Based Rate to the LIBO Based Rate, by Borrower's submission of a LIBO Rate Request in accordance with Section 2.07 or (ii) in the case of a conversion from the LIBO Based Rate to the Prime
Based Rate, by Borrower's request to Administrative Agent by telephone (to be promptly confirmed in writing), to be received by Administrative Agent at least three (3) Business Days prior to the date specified for such conversion, specifying the LIBOR amount with respect to which the interest rate is to be converted and the date of the conversion. On the date of its receipt of such request, Administrative Agent shall notify each Lender thereof either by telephone or by facsimile.

      2.10. Inapplicability of LIBO Based Rate.   Any portion of the Principal
Amount to which the LIBO Based Rate is not or cannot pursuant to the terms of this Agreement be applicable shall bear interest at the Prime Based Rate. Following the occurrence of an Event of Default, those portions of the Principal Amount bearing interest at the LIBO Based Rate shall, at the option of the Majority Lenders, at the expiration of the Interest Period applicable thereto and without notice to Borrower, bear interest at the Prime Based Rate. In addition, during the Existence of such an Event of Default, Borrower shall have no right to submit a LIBO Rate Request with respect to any LIBOR Amount for which the current Interest Period is expiring. The foregoing provisions shall not be construed as a waiver by Lenders of their right to pursue any other remedies available to them under the Mortgage or any other Loan Document nor shall they be construed to limit in any way the application of the Default Rate as provided in the Mortgage.

      2.11. Late Payment Premium. Borrower shall pay to Administrative Agent for the account of Lenders a late payment premium in the amount of 5% of any payments of principal or interest under the Loan made more than fifteen (15) days after the due date thereof, which late payment premium shall be due with any such late payment.

      2.12. Voluntary Prepayments. Borrower may, upon at least ten (10) Business Days' notice to Administrative Agent, prepay the Principal Amount, in whole or part, without premium or penalty, provided that (i) any partial prepayment under this Section shall be in a principal amount of not less than $1,000,000 and an integral multiple of $100,000; (ii) prepayment of a LIBOR Amount other than on the last day of the applicable Interest Period shall be subject to the provisions of Section 3.03; and (iii) each prepayment under this Section shall include all interest accrued on the amount of principal prepaid (and all late charges and other sums that may be payable) through the date of prepayment.

      2.13. Amortization Payments from Cash Flow. If the Coverage Ratio for any calendar quarter shall be less than 150%, then, in addition to the required payments of interest on the Notes, Borrower shall, and hereby covenants to, make monthly payments, to be applied in reduction of the Principal Amount, until the requisite Coverage Ratio has been attained for two consecutive calendar quarters, as hereinafter provided. Such monthly payments shall be (a) due on the 25th day of the month immediately following the quarter for which the requisite Coverage Ratio is not attained and on the 25th day of each month thereafter through and including the 25th day of the last month of the second consecutive calendar quarter for which the Coverage Ratio equals or exceeds 150% and (b) in an amount equal to Net Cash Flow for the month immediately preceding the month in which the payment is due. If, after the requisite Coverage Ratio shall be re-established, the Coverage Ratio shall again fall below 150%, monthly payments of principal shall again be required as described above. Notwithstanding the foregoing, payments pursuant to this Section shall only be required if and to the extent there remains any Net Cash Flow for the month in question following the making of the payment, if any, required pursuant to Section 8.18 (c).

      2.14.  Maintenance of Reserves.   In the event that Borrower establishes
reserves as contemplated by sub-clause (b) (iii) of the definition of "Net
Cash Flow" in Section 1.01, Borrower covenants (i) to hold such reserves in an account separate from Borrower's other funds, (ii) not to use such reserves other than for the purposes for which the same were established or other Premises-related purposes reasonably approved by Administrative Agent and
(iii) in any event not to distribute any portion of such reserves to its constituent partners; provided, however, that at Borrower's request, Administrative Agent shall, if it reasonably determines that the amount of any such reserve exceeds the amount required for the purpose for which such reserve was established, permit Borrower to apply such excess to the next payment(s) of interest due under the Notes. At any time during which the balance on deposit in the Account equals or exceeds the Deposit Threshold (but at no other times) Borrower shall be permitted, subject to Administrative Agent's approval, not to be unreasonably withheld, delayed or conditioned, to establish and fund reserves for leasing-related costs that are anticipated to exceed the amount on deposit in the Account; provided, however, that in no event shall the amount of such reserves exceed, in the aggregate, at any one time, $2,000,000 unless Borrower deposits the excess over $2,000,000 unless
Borrower deposits the excess over $2,000,000 into the Account to be held and disbursed as provided in Section 8.18.


                                  ARTICLE III

                             YIELD MAINTENANCE ETC.

      3.01. Additional Costs and Other Effects of Regulatory Changes. Borrower shall pay directly to a Lender, promptly upon demand, such amounts as are necessary to compensate such Lender for Additional Costs resulting from any Regulatory Change which (i) subjects such Lender to any tax, duty or other charge with respect to the Loan or its Note, or changes the basis of taxation of any amounts payable to such Lender under the Loan or its Note (other than taxes imposed on the overall gross or net income of such Lender or of its Applicable Lending Office by the jurisdiction in which such Lender's principal office or such Applicable Lending Office is located), (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, (iii) imposes on such Lender or, in the case of LIBOR Amounts, on the London interbank market, any other condition affecting the Loan or its Note, or any of such extensions of credit or liabilities or
(iv) imposes any capital adequacy requirements on such Lender by virtue of the Loan or the Notes. Such Lender will notify Borrower (with a copy to Administrative Agent) of any event occurring after the date hereof which would entitle it to compensation pursuant to this paragraph as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for those portions of the Loan affected by such compensation, and will designate a different Applicable Lending Office for those portions of the Loan affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in such Lender's sole opinion, be disadvantageous to it, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States.

      Without limiting the effect of the immediately preceding paragraph, in the event that, by reason of any Regulatory Change, (i) a Lender incurs Additional Costs based on or measured by the excess above a specified level of the amount of (1) a category of deposits or other liabilities of such Lender which includes deposits by reference to which the LIBO Rate is determined as provided in this Agreement and/or (2) a category of extensions of credit or other assets of such Lender which includes loans the interest on which is determined on the basis of rates referred to in the definition of "LIBO Rate" in Section 1.01, (ii) a Lender becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold or (iii) it shall be unlawful or impossible for a Lender to make or maintain its Pro Rata Share of the Loan (or any portion thereof) at the LIBO Based Rate, then such Lender's obligation to make or maintain its Pro Rata share of the Loan (or portions thereof) at the LIBO Based Rate (and Borrower's right to request the same from such Lender) shall be suspended and such Lender shall give notice thereof to Borrower (with a copy to Administrative Agent) and, upon the giving of such notice, interest payable on the affected Note shall be converted to the Prime Based Rate, unless such Lender may lawfully continue to maintain its Pro Rata Share of the Loan (or any portion thereof) then bearing interest at the LIBO Based Rate to the end of the current Interest Period(s), at which time the interest rate on the affected Note shall convert to the Prime Based Rate. If subsequent to any conversion to the Prime Based Rate as provided above such Lender determines that such Regulatory Change has ceased to be in effect, such Lender will so notify Borrower (with a copy to Administrative Agent), and Borrower may convert the rate of interest payable under the affected Note with respect to those portions of the Principal Amount bearing interest at the Prime Based Rate to the LIBO Based Rate by submitting a LIBO Rate Request in respect thereof and otherwise complying with the provisions of this Agreement with respect thereto.

      Determinations by each Lender of the existence or effect of any Regulatory Change on its costs of making or maintaining its Pro Rata Share of the Loan, or portions thereof, at the LIBO Based Rate, or on amounts receivable by it in respect thereof, and of the additional amounts required to compensate such Lender in respect of Additional Costs, shall be conclusive, so long as made on a reasonable basis.

      3.02. Limitations on Availability of LIBO Based Rate.   Anything herein
to the contrary notwithstanding, if, at the time of or prior to the determination of the LIBO Based Rate in respect of any LIBO Rate Request Amount as provided in this Agreement, (i) Administrative Agent determines (which determination shall be conclusive, so long as made on a reasonable basis) that by reason of circumstances affecting the London interbank market generally, adequate and fair means do not or will not exist for determining the LIBO Based Rate applicable to an Interest Period or (ii) a Lender determines (which determination shall be conclusive, so long as made on a reasonable basis) that the LIBO Rate will not accurately reflect the cost to such Lender of making or maintaining its Pro Rata Share of the Loan (or any portion thereof) at the LIBO Based Rate, then Administrative Agent, in the case of the circumstances described in clause (i) above, or such Lender, in the case of the circumstances described in clause (ii) above, shall give Borrower prompt notice thereof (with a copy to Administrative Agent in the case of the notice from such Lender), and the LIBO Rate Request Amount in question, in the case of the circumstances described in clause (i) above, or such Lender's portion thereof, in the case of the circumstances described in clause (ii) above, shall bear interest, or continue to bear interest, as the case may be, at the Prime Based Rate. If at any time subsequent to Administrative Agent's or such Lender's giving of such notice, Administrative Agent or such Lender, as the case may be, determines that because of a change in circumstances the LIBO Based Rate is again available to Borrower, Administrative Agent or such Lender, as the case may be, shall so notify Borrower (with a copy to Administrative Agent, in the case of the notice from such Lender) and Borrower may convert the rate of interest payable under the Notes or such Lender's Note, as the case may be, from the Prime Based Rate to the LIBO Based Rate by submitting a LIBO Rate Request in respect thereof and otherwise complying with the provisions of this Agreement with respect thereto.

      3.03. Certain Compensation.   Borrower shall pay directly to a Lender,
immediately upon request and notwithstanding contrary provision contained in the Mortgage or other Loan Documents, such amounts as shall, in the judgment of such Lender (which shall be conclusive so long as made on a reasonable basis), compensate it for any loss, cost or expense (including "breakage" costs but excluding "yield maintenance" amounts) incurred by it as a result of (i) any payment or prepayment (under any circumstances whatsoever, whether voluntary or involuntary) of any portion of the Principal Amount bearing interest at the LIBO Based Rate on a date other than the last day of an applicable Interest Period, (ii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the rate of interest payable under such Lender's Note from the LIBO Based Rate to the Prime Based Rate with respect to any portion of the Principal Amount then bearing interest at the LIBO Based Rate on a date other than the last day of an applicable Interest Period, (iii) the failure of all or a portion of the advance of Loan proceeds which was to have borne interest at the LIBO Based Rate pursuant to a LIBO Rate Request to be made or (iv) the failure of Borrower to borrow in accordance with a LIBO Rate Request submitted by it, which amounts shall include, without limitation, an amount equal to the present value (using as a discount rate the rate at which interest is computed pursuant to clause (y) below) of the excess, if any, of (x) the amount of interest that would have accrued at the LIBO Based Rate (less the Applicable Margin) on the amount so prepaid, converted, not advanced or not borrowed, as the case may be, for the period from the date of occurrence to the last day of the applicable Interest Period over (y) the amount of interest (as determined in good faith by such Lender) that such Lender would have paid to Borrower (and other customers) on a Euro-Dollar deposit placed by such Lender with leading banks in the London interbank market for an amount comparable to the amount so prepaid, converted, not advanced or not borrowed, as the case may be, for the period from the date of occurrence to the last day of the applicable Interest Period. Notwithstanding the provisions of clause (i) above, in the case of premature payments of sums bearing interest at the LIBO Based Rate required by the provisions of Section 2.13, so long as no Event of Default is then continuing, Administrative Agent, at Borrower's request, shall hold the amount of the payment in an interest-bearing cash collateral account until the expiration of the Interest Period(s) in question in order to minimize or eliminate the amount which would otherwise be due from Borrower under this Section (it being acknowledged that (A) interest shall continue to accrue and be due and payable on the entire Principal Amount until such payment is applied in reduction of the Principal Amount and (B) interest accrued on the cash collateral account shall be applied toward Borrower's obligations under the Loan).

      3.04. Intentionally Omitted.

      3.05. Substitution of Lenders. If any Lender (an "Affected Lender") (i) makes demand upon Borrower for (or if Borrower is otherwise required to pay) Additional Costs pursuant to Section 3.01 or (ii) gives notice to Borrower that such Lender is unable to make or maintain its Pro Rata Share of the Loan at the LIBO Based Rate as a result of a condition described in clause (ii) of Section
3.02 or in the second paragraph of Section 3.01, Borrower may, within ninety
(90) days of receipt of such demand or notice, as the case may be, give written notice (a "Substitution Notice") to Administrative Agent and to each Lender of its intention to replace such Affected Lender with another financial institution (the "Substitute Lender") designated in such Substitution Notice. If, within thirty (30) days of Administrative Agent's receipt of such Substitution Notice, (x) Administrative Agent shall notify Borrower and each Lender in writing that the Substitute Lender is reasonably satisfactory to the Super-Majority Lenders and (y) the Affected Lender shall not agree to waive the payment of the Additional Costs in question or the effect of the circumstances described in clause (ii) of Section 3.02 or in the second paragraph of Section 3.01, then the Affected Lender shall, so long as no Default shall exist, assign its Note and all of its rights and obligations under this Agreement to the Substitute Lender, and the Substitute Lender shall assume all of the Affected Lender's rights and obligations, pursuant to an agreement, substantially in the form of an Assignment and Assumption Agreement, executed by the Affected Lender and the Substitute Lender. In connection with such assignment and assumption, the Substitute Lender shall pay to the Affected Lender an amount equal to the outstanding principal amount under the Affected Lender's Note plus all interest accrued thereon, plus all other amounts, if any (other than the Additional Costs in question), then due and payable to the Affected Lender with respect to the Loan; provided, however, that prior to or simultaneously with any such assignment and assumption, Borrower shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under this Article III. Upon the effective date of such assignment and assumption, the Substitute Lender shall become a party to this Agreement and shall have all the rights and obligations of a Lender as set forth in such Assignment and Assumption Agreement, and the Affected Lender shall be released from its obligations hereunder, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this Section, a note shall be issued to the Substitute Lender by Borrower, in substitution for the Affected Lender's Note, and the Affected Lender shall return its Note to Borrower. Such substitute note shall constitute a "Note", and the obligations evidenced by such substitute note shall be secured by the Mortgage. In connection with Borrower's execution of such substitute note as aforesaid, Borrower shall deliver to Administrative Agent evidence, satisfactory to Administrative Agent, of all requisite partnership/corporate or other action to authorize Borrower's execution and delivery of the substitute note and any related documents. If the Substitute Lender is not incorporated under the Laws of the United States of America or a state thereof, it shall, prior to the first date of which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
Section 7.13.

      Borrower, Administrative Agent and Lenders shall execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with the substitution of Lenders in accordance with the foregoing provisions of this Section.

      Administrative Agent agrees to cooperate with Borrower's efforts to procure a Substitute Lender.


                                  ARTICLE  IV

                              CONDITIONS PRECEDENT

      4.01. Conditions Precedent to Loan. Lenders shall not be obligated to consummate the Loan transaction until the following conditions shall have been satisfied:

        (a) There shall exist no Default or Event of Default;

        (b) The representations and warranties made to Administrative Agent or Lenders herein, in the other Loan Documents and in any other document, certificate or statement executed or delivered to Administrative Agent or Lenders in connection with the Loan shall be true and correct on and as of the date of the advance with the same effect as if made on such date;

        (c) The Improvements shall not have been materially injured or damaged by fire or other casualty; and

        (d) Lenders shall have received and approved each of the following:

            (1) Fees and Expenses. All fees and expenses incurred by Agent (including, without limitation, the reasonable fees and expenses of Lenders' Counsel, the Engineering Consultant, Lenders' environmental consultant, and the preparer of the appraisal required by paragraph
        (4) below);

            (2) Loan Documents. This Agreement and each of the other Loan Documents, duly executed by the parties thereto, and, where applicable, duly acknowledged and in proper form for recording or filing, as the case may be, and all necessary or desirable recordings and filings shall have been duly made;

            (3) Financial Statements. Current Financial Statements and such other financial data as Administrative Agent shall reasonably require;

            (4) Appraisal. An independent M.A.I. appraisal of the Premises and Improvements complying in all respects with the standards for real estate appraisals established pursuant to the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

            (5) Insurance Policies. The policies of insurance required by the Mortgage, together with evidence of the payment of the premiums therefor;

            (6) Hazardous Materials Report/Certification. A detailed report and certification, in Administrative Agent's standard form, by a properly qualified engineer, which shall include, inter alia, a certification that such engineer has obtained and examined the list of prior owners, tenants and other users required below, and has made an on-site physical examination of the Premises, and a visual observation of the surrounding areas, and has found no evidence of past or present Hazardous Materials activities or the presence of Hazardous Materials;

            (7) Title Policy. A paid title insurance policy (or policies), in the amount of the Mortgage, in ALTA 10-17-92 or other form approved by Lenders' Counsel, issued by the Title Insurer, which shall insure the Mortgage to be a valid lien on Borrower's interests in the Premises free and clear of all defects and encumbrances except those previously received and approved by Lender's Counsel, and shall contain:

                (i) full coverage against mechanics' liens (filed and
             inchoate),

                (ii) a reference to the survey but no survey exceptions except those theretofore approved by Lenders' Counsel,

                (iii) such affirmative insurance and endorsements as Lenders'
             Counsel may require, and

                (iv) if any such policy is dated earlier than the date of the disbursement of the Loan, and endorsement to such policy, in a form approved by Lender's Counsel, redating the policy and setting forth no additional exceptions except those approved by Lenders' Counsel, and shall be accompanied by such reinsurance agreements between the Title Insurer and title companies approved by Administrative Agent, in ALTA 1994 facultative form, as Administrative Agent may require;

             (8) Survey. A current as-built survey of the Premises certified to Administrative Agent and the Title Insurer showing:

                (i) the location of the perimeter of the Premises by courses and distances,

                (ii) all easements, rights-of-way, and utility lines referred to in the title policy required by this Agreement or which actually service or cross the Premises,

                (iii) the lines of the streets abutting the Premises and the width thereof, and any established building and setback lines,

                (iv) encroachments and the extent thereof upon the Premises,

                (v) the Improvements and the relationship thereof by distances to the perimeter of the Premises, establishing building, setback and street lines, and

                (vi) if the Premises are described as being on a filed map, a legend relating the survey to said map;

             (9) Leases and Premises Documents. Certified copies of all leases in respect of the Premises accompanied by, in the case of Major Leases and any other leases specified by Administrative Agent, estoppel certificates from the tenants thereunder; a certified copy of the standard form of lease Borrower will use in connection with the leasing of space in the Improvements; and certified copies of all Premises Documents;

             (10) Counsel Opinion. An opinion of Borrower's counsel reasonably acceptable to Lender's Counsel;

             (11) Organizational Documents. If Borrower, the mortgagor or grantor under the Mortgage (if different from Borrower) or any general partner of any of them is a corporation, current copies of the following documents with respect to each (unless otherwise indicated):

                  (i) a good-standing certificate from the jurisdiction of its incorporation and, as to Borrower and the mortgagor under the Mortgage only, from the State of New York,

                  (ii) a resolution, certified by the corporate secretary, of the shareholders or directors of the corporation authorizing the consummation of the transactions contemplated hereby and the execution, delivery and performance of the Loan Documents to be executed, delivered or performed by said corporation (including any substitute or replacement Notes executed and delivered pursuant to Section 3.05 or 8.07), and

                  (iii) a certificate of the corporate secretary as to the
             incumbency of the officers executing any of the documents required hereby,

        and, if Borrower, the mortgagor under the Mortgage (if different from Borrower) or any general partner of any of them is a partnership, venture, limited liability company or trust:

                  (iv) the entity's organizational agreement and all amendments and attachments thereto, certified by a general partner, venturer, member or trustee to be true and complete,

                  (v) any certificates filed or required to be filed by the
             entity in the jurisdiction of its formation and in the State of New York in order for it to do business in those jurisdictions, and

                  (vi) any consents by partners, ventures, members, trustees or beneficiaries required for the consummation of the transactions contemplated hereby;

             (12) List of Prior Owners. A list, certified by the Title Insurer, of the prior owners, tenants and other users, during the period from January 1, 1940 to the date of such certification, of all or any portion of the Premises or the improvements thereon;

             (13) Evidence of Acquisition Costs. If all or a portion of proceeds of the Loan will be used to reimburse Borrower for its costs of acquisition of the Premises, a copy, certified to be true and complete, of the purchase agreement and deed pursuant to which the Premises and Improvements have been or will be acquired by Borrower;

             (14) Permits and Approvals. Copies of the certificate(s) of occupancy for the Improvements and/or any and all other authorizations (including plot plan and subdivision approvals, zoning variances, water, sewer, building and other permits) required by Governmental Authorities or otherwise necessary for the use, occupancy and operation of the Premises and/or Improvements for their intended purposes in accordance with all applicable Laws;

             (15) Management and Leasing Contracts. Certified copies of all agreements providing for or relating to the management or leasing of the Premises or Improvements; and certified copies of all contracts with respect to the maintenance or operation of the Premises or Improvements providing for payments to the service provider in excess of $100,000 per year; together with, in the case of each of the foregoing, such "will-serve" letters in respect thereof as Administrative Agent may require;

              (16) Chattel Searches. UCC searches against Borrower or other owner of the Premises and advice from the Title Insurer to the effect that searches of proper public records disclose no leases of personality or financing statements filed or recorded against the Premises, Borrower or other owner of any Mortgaged Property;

              (17) Consultant's Report. A report from the Engineering Consultant to the effects that (i) the Improvements are in satisfactory condition and have been constructed in accordance with the plans and specifications therefor and with all applicable Premises Documents and have been approved by all applicable Governmental Authorities, (ii) the Improvements comply with all applicable zoning and other Laws and (iii) all roads and utilities necessary for the full utilization of the Improvements for their intended purposes have been completed and are available to and servicing the Premises; and to such other effects as Administrative Agent may reasonably request;

              (18) Interest Rate Protection. Evidence that Borrower has formulated an interest rate protection program satisfactory to Administrative Agent;

              (19) Deposit in Account. Borrower shall have deposited a minimum of $2,000,000 in the Account; and

              (20) Additional Documentation. Such other approvals, opinions or documents as Administrative Agent may reasonably request.



                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants to Administrative Agent and Lenders that:

      5.01. Due Formation, Power and Authority. If it, the mortgagor under the Mortgage (if different from Borrower) or any general partner of any of them is a corporation, partnership, venture, limited liability company or trust, each such entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, is qualified to do business (if required) and is in good standing in the State of New York, and has full power and authority to consummate the transactions contemplated hereby and to execute, deliver and perform this Agreement and any Loan Document to which it is a party.

      5.02. Legally Enforceable Agreements. Each Loan Document is a legal, valid and binding obligation, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar Laws affecting creditors' rights generally.

      5.03. Financial Statements. Financial Statements have been hereto fore delivered to Lenders which are true, correct and current in all respects and which fairly present the financial condition of Borrower as of the respective dates thereof; no material adverse change has occurred in the financial condition reflected therein since the respective dates thereof and no borrowings (other than the Loan) which might hive rise to a lien or claim against the Mortgaged Property or proceeds of the Loan have been made by Borrower or others since the dates thereof.

      5.04. Compliance With Laws; Payment of Taxes. Borrower is in compliance with, and the transactions contemplated hereby and the other Loan Documents do not and will not violate any provision of, or require any filing, registration, consent or approval under, any Law presently in effect having applicability to Borrower; Borrower has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies due and payable (including those in respect of the Premises), including interest and penalties.

      5.05. Litigation. There are no actions, suits or proceedings pending or, to Borrower's knowledge, threatened against or affecting it, the Premises, the validity or enforceability of the Mortgage or the priority of the lien thereof at law, in equity or before or by any Governmental Authorities except actions, suits or proceedings which have been disclosed to Administrative Agent and Lenders in writing (including the action entitled DeLeo v. NY Real Estate Services I, Inc., Index No. 97-600185, New York State Supreme Court, New York County) and which are fully covered by insurance or would, if adversely determined, not substantially impair the ability of Borrower to pay when due any amounts which may become payable under the Notes or to otherwise pay and perform its obligations in connection with the Loan; to Borrower's knowledge, it is not in default with respect to any order, writ, injunction, decree or demand of any court or Governmental Authorities.

      5.06. No Conflicts or Defaults. The consummation of the transactions contemplated hereby and the performance hereof and of the other Loan Documents have not resulted and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument to which Borrower is a party or by which it may be bound or affected.

      5.07. Solvency. Borrower is, and upon consummation of the transactions contemplated by this Agreement, the other Loan Documents and any other related documents, will be, solvent.

      5.08. Governmental Regulation. Borrower is not subject to regulation under the Investment Company Act of 1940 or any Law limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

      5.09. Insurance. Borrower has in force, and has paid the premiums in respect of, all of the insurance required by the Mortgage.

      5.10. ERISA. Neither Borrower nor any other Person, including any fiduciary, has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) which could subject Borrower or any Person whom it has an obligation to indemnify to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA; neither Borrower nor any ERISA Affiliate maintains, contributes to or has any liability with respect to a Multiemployer Plan or any other plan subject to Title IV of ERISA; each Employee Benefit Plan is administered in accordance with its terms and in compliance with all applicable Laws, including any reporting requirements; each Pension Plan intending to qualify under Section 401 (a) or 401 (k) of the Code does so qualify; there is no lien outstanding or security interest given in connection with a Pension Plan; neither Borrower nor any ERISA Affiliate has any liability with respect to an accumulated funding deficiency (whether or not waived) under Section 412 of the Code or Section 302 of ERISA; Borrower has no liability for retiree medical or death benefits (contingent or otherwise) other than as required by Section 4980B of the Code; and no part of the funds to be used by Borrower in satisfaction of its obligations under this Agreement and the other Loan Documents constitute "plan assets" of any "employee benefit plan" within the meaning of ERISA or of any "plan" within the meaning of
Section 4975(e)(1) of the Code, as interpreted by the Internal Revenue Service and the United States Department of Labor in rules, regulations, releases or bulletins or as interpreted under applicable case law.

      5.11. Other Documents. The Major Leases and Premises Documents are in full force and effect; Borrower has received no notice that it is in default beyond applicable notice and cure periods under any of the landlord's obligations under any lease which has not been cured; and, to Borrower's knowledge, no tenant is in default beyond applicable notice and cure periods under any of its material obligations under any lease (other than payment of rent not more than one (1) month in arrears).

      5.12. No Default.  There exists no Default or Event of Default.

      5.13. Separate Tax and Zoning Lot. The premises constitute a distinct parcel for purposes of zoning and of taxes, assessments and impositions (public or private) and are not otherwise considered as part of a larger single lot for purposes of zoning or of taxes, assessments or impositions (public or private).

      5.14. The Improvements. Borrower has not received notice of any violation of Law which has not been cured; and, subject to tenants' compliance with the terms of their leases, the use and occupancy of the Improvements comply with all applicable Laws.


                                   ARTICLE VI

                             COVENANTS OF BORROWER

      6.01. Compliance with Laws; Payment of Taxes. Other than to the extent Borrower is engaged in a Good Faith Contest, comply with all Laws applicable to it or the Mortgaged Property, or any part thereof, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed on it or the Mortgaged Property.

      6.02. Leases and Premises Documents. Deliver to Administrative Agent certified copies of all leases in respect of the Premises and all Premises Documents and all amendments to any thereof (in any case, whether executed before or after the date hereof) together with, if requested by Administrative Agent and obtainable by Borrower with reasonable effort, current financial statements of the tenants thereunder or parties thereto, as the case may be, and of the guarantor(s), if any, of such tenants or parties; keep all Premises Documents in full force and effect; and, except as may be permitted by the Mortgage, not terminate or surrender any lease of the Premises. Borrower shall not enter into any (x) Major Lease without the prior written approval of Administrative Agent (such approval not to be unreasonably withheld, delayed or conditioned) or (y) other lease in respect of the Premises without the prior written approval of Administrative Agent, if such Lease is on below-market terms (taking into account the type and quality of the tenant).
In any case where Administrative Agent's approval of a lease under this Section is required, the following procedure shall be followed. Borrower shall submit to Administrative Agent a term sheet summarizing the principal terms of the lease, accompanied by a request for approval thereof and also accompanied by, to the extent that Borrower was able to obtain them after having used reasonable efforts to do so, the respective current financial statements of the lessee under such proposed lease and the guarantor(s), if any, of such lessee's obligations thereunder. Administrative Agent shall notify Borrower within ten (10) Business Days after its receipt of the term sheet and accompanying materials of its approval or disapproval of the term sheet. In the event notice of approval or disapproval is not given by the end of such period, such term sheet shall be deemed approved, provided the written request for approval from Borrower contains the legend set forth in the last sentence of this Section. Borrower shall also submit to Administrative Agent a request for approval of the lease itself, accompanied by (1) a copy of the proposed lease, executed by the tenant, (2) any guaranty(ies) of said lease, and
(3) if the lease is based on Borrower's standard form, a copy of the lease marked to show changes form the approved standard lease form. Administrative Agent shall notify Borrower within ten (10) Business Days after its receipt of the lease and accompanying materials of its approval or disapproval of the lease. Administrative Agent may not object to any lease provision that is consistent with terms of an approved (or deemed approved) term sheet. Administrative Agent's failure to give notification of approval or disapproval to Borrower within such ten (10) Business Day period shall be deemed to constitute Administrative Agent's approval of the lease, provided the written request for approval from Borrower contains the legend set forth in the last sentence of this Section. In no event shall a lease be deemed approved if the term sheet with respect thereto was disapproved and, notwithstanding anything to the contrary contained in this Section, no lease or term sheet shall be deemed approved during the existence of an Event of Default. Each request for approval of a lease or term sheet pursuant to this Section shall make specific reference to the provisions of this Section and shall expressly state, in all capital letters on the first page thereof: "YOU ARE HEREBY REMINDED THAT YOUR FAILURE TO PROVIDE NOTIFICATION OF APPROVAL OR DISAPPROVAL NOT LATER THAN TEN
(10) BUSINESS DAYS AFTER YOUR RECEIPT OF THIS REQUEST, SO LONG AS ACCOMPANIED BY THE MATERIALS REQUIRED BY SECTION 6.02 OF THE TERM LOAN AGREEMENT, SHALL
BE DEEMED TO CONSTITUTE YOUR APPROVAL THEREOF."

      6.03. Intentionally Omitted.

      6.04. Covenants, Restrictions and Easements. Comply with all restrictions, covenants and easements affecting the Premises or the Improvements and cause the satisfaction of all conditions hereof.

      6.05. Payment of Costs. Pay all costs and expenses required for the satisfaction of the conditions hereof, including, without limitation,

           (i) all document and stamp taxes, recording and filing expenses and fees and commissions lawfully due to brokers in connection with the transactions contemplated hereby,

           (ii) any taxes, insurance premiums, liens, security interests or other claims or charges against the Premises or Improvements, and

           (iii) all costs of completion of the work to be performed by Borrower in space to be occupied in the Improvements (including public space) to permit the lawful occupancy thereof for the purposes contemplated by actual lessees of such space as set forth in the individual leases or subleases thereof or in detailed work letters or other agreements with respect thereto, or, in cases where there are no such leases, subleases, work letters or other documents as aforesaid, as set forth in Borrower's standard work letter or the standard form of lease, if any, required by paragraph (9) of Section 4.01 (d), or, in cases where none of the foregoing exists, to the level of building standard in accordance with industry practices, as conclusively determined by the Engineering Consultant, provided such determination is made on a reasonable basis.

      6.06. Brokers. Indemnify Administrative Agent and Lenders against claims of brokers (other than brokers engaged solely by Administrative Agent or Lenders) arising by reason of the execution hereof or the consummation of the transactions contemplated hereby.

      6.07. Intentionally Omitted.

      6.08. Management and Leasing of Premises. Cause a Person affiliated with Vornado Realty, L.P. to serve as property manager and leasing agent for the Premises and keep in full force and effect and not modify the management and/or leasing agreement(s) approved pursuant to paragraph (15) of Section 4.01
(d), without Administrative Agent's prior written consent, not to be unreasonably withheld, delayed or conditioned.

      6.09. Maintenance, Management, Service and Leasing Contracts. Deliver to Administrative Agent, as and when executed, certified copies of all (i) management and leasing contracts entered into with respect to the Premises, each of which shall be entered into with a party, and on terms and conditions, reasonably acceptable to Administrative Agent and (ii) all maintenance and service contracts with respect to the Premises providing for payments to the service provider in excess of $100,000 per year, each of which shall be on commercially reasonable terms; and contemporaneously with entering into each such contract described in clause (i) or (ii) above, at Administrative Agent's option, use reasonable efforts to cause the service provider under each such contract to deliver to Administrative Agent, a "will-serve" letter, on Adminstrative Agent's standard form, pursuant to which such service provider shall undertake, inter alia, to continue performance on Lenders' behalf in the event of a Default without additional cost (other than sums owed pursuant to such contract for services thereafter rendered to or for Administrative Agent or Lenders at its or their request).

      6.10. Administration Fee. Pay to Administrative Agent, for its own account, an administration fee, payable in advance in quarterly installments of $6,250, on the date hereof (prorated for a partial calendar quarter) and on the first day of each January, April, July and October hereafter until the Loan is repaid in full (it being understood that such quarterly administration fee shall be non-refundable once paid).

      6.11. Reporting Requirements. Furnish to Administrative Agent (it being understood that Administrative Agent shall provide to each Lender):

            (1) Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the end of the fiscal year of Borrower, Financial Statements of Borrower, as of the end of and for such fiscal year, certified by the principal financial or accounting officer of Borrower, in reasonable detail, stating in comparative form the respective figures for the preceding fiscal year;

            (2) Monthly Financial Statements. As soon as available and in any event within twenty (20) days after the end of each month, Financial Statements of Borrower, as of the end of and for such month, certified by the principal financial or accounting officer of Borrower, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year;

            (3) Certificate of No Default. Within twenty (20) days after the end of each calendar quarter, a certificate of the principal financial or accounting officer of Borrower, stating that such officer knows of no Default or Event of Default which has occurred and is continuing, or, if any such Default or Event of Default has occurred and is continuing, specifying the nature and period of existence thereof and what action Borrower has taken or proposes to take with respect thereto;

            (4) Notice of Litigation. Promptly after the commencement and knowledge thereof, notice of all actions, suits and proceedings before any court or arbitrator or any Governmental Authorities, affecting Borrower or all or any part of the Mortgaged Property;

            (5) Intentionally Omitted.

            (6) Leasing Reports and Property Information. Quarterly, (i) a current certified (by Borrower) leasing status report with respect to the Premises and a certified (by Borrower) rent roll containing the names of all lessees of the Premises, the terms of their respective leases, the spaces occupied and the rentals payable thereunder, together with copies, certified (by Borrower) to be true and complete, of such leases as may be requested by Administrative Agent and (ii) a tenant sales report summary for the retail tenants in the Improvements;

            (7) Quarterly Net Operating Income Statement and Coverage Ratio Computation. Within twenty-five (25) days after the end of each calendar quarter, a statement of Net Operating Income for such quarter and a computation of the Coverage Ratio for such quarter, accompanied by such supporting documentation as Administrative Agent may reasonably request;

            (8) Monthly Net Cash Flow Statement. On or before the 20th day of each month, a statement of Net Cash Flow for the immediately preceding month, accompanied by such supporting documentation as Administrative Agent may reasonably request; and

            (9) General Information. Promptly, such other information respecting the condition or operations, financial or otherwise, of Borrower or the Premises as Administrative Agent or any Lender may from time to time reasonably request.

      6.12. Interest Rate Hedging. Execute and deliver to Administrative Agent, in the event that Borrower enters into any interest rate hedging agreement with respect to the Loan, an assignment, as security for the Loan, in form reasonably satisfactory to Administrative Agent, of Borrower's rights thereunder to Administrative Agent, for the benefit of Lenders. It is understood that any profit (or loss) in connection with the early termination of any such hedging agreement shall belong to (or be the responsibility of) Borrower.


                                  ARTICLE VII

                 ADMINISTRATIVE AGENT;  RELATIONS AMONG LENDERS

      7.01. Appointment, Powers and Immunities of Administrative Agent. Each Lender hereby irrevocably appoints and authorizes Administrative Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. Administrative Agent shall perform its obligations under this Agreement and the other Loan Documents in good faith according to the same standard of care as that customarily exercised by Administrative Agent in administering its own real estate loans. Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document or required by Law, and shall not by reason of this Agreement be a fiduciary or trustee for any Lender except to the extent that Administrative Agent acts as an agent with respect to the receipt or payment of funds. Administrative Agent shall not be responsible to Lenders for any recitals, statements, representations or warranties made by Borrower or any officer, partner or official of Borrower or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any lien securing the obligations hereunder or thereunder or for any failure by Borrower to perform any of its obligations hereunder or thereunder. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

      7.02. Reliance By Administrative Agent. Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. Administrative Agent may deem and treat each Lender as the holder of its Note an interest in the Loan for all purposed hereof and shall not be required to deal with any Person who has acquired a Participation in the Loan from a Lender. As to any matters not expressly provided for by this Agreement or any other Loan Document, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with instructions signed by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of Lenders and any other holder of all or any portion of the Loan or Participation therein.

      7.03. Defaults. Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or of an Event of Default unless Administrative Agent has actual knowledge thereof or has received notice from a Lender or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that Administrative Agent has such actual knowledge or receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give prompt notice thereof to Lenders. Administrative Agent shall promptly send to each Lender a copy of any notice of a Default or Event of Default that Administrative Agent sends to Borrower. Administrative Agent, following consultation with Lenders, shall (subject to Section 7.07) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Majority Lenders; provided that, unless and until Administrative Agent shall have received such directions, Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interest of Lenders. In no event shall Administrative Agent be required to take any such action which it determines to by contrary to Law.

      7.04. Rights of Administrative Agent as Lender. With respect to its Note and interest in the Loan, Administrative Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent and the terms "Lender" and "Lenders" shall include Administrative Agent in its capacity as a Lender. Administrative Agent and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with Borrower (and any affiliates of Borrower) as if it were not acting as Administrative Agent.

      7.05. Sharing of Costs by Lenders; Indemnification of Administrative Agent. Each Lender agrees to pay its ratable share, based on the respective outstanding principal balances under its Note and the other Notes, of any expenses incurred (and not paid or reimbursed by Borrower after demand for payment is made by Administrative Agent) by or on behalf of Lenders in connection with any Default or Event of Default, including, without limitation, costs of enforcement of the Loan Documents and any advances to pay taxes or insurance premiums or otherwise to preserve the lien of the Mortgage or to preserve or protect the Mortgaged Property. In the event a Lender fails to pay its share of expenses as aforesaid, and all or a portion of such unpaid amount is paid by Administrative Agent and/or one or more of the other Lenders, then the defaulting Lender shall reimburse Administrative Agent and/or the other Lender(s) for the portion of such unpaid amount paid by it or them, as the case may be, together with interest thereon at the Prime Based Rate from the date of payment by Administrative Agent and/or the other Lender(s). In addition, each Lender agrees to reimburse and indemnify Administrative Agent (to the extent it is not paid by on or behalf of Borrower, after demand for payment is made by Administrative Agent, under Section 8.13 or under the applicable provisions of any other Loan Document, but without limiting the obligation of Borrower under said Section 8.13 or such provisions), for such Lender's ratable share, based upon the respective outstanding principal balances under its Note and the other Notes, of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under
Section 8.13) or under the applicable provisions of any other Loan Document or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Lender shall be liable for (i) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified or (ii) any loss of principal or interest with respect to Administrative Agent's Note or interest in the Loan.

      7.06. Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own analysis of the collateral for the Loan and of the credit of Borrower, and its own decision to enter into this Agreement, and that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties (including, without limitation, the Premises) or books of Borrower. Except for notices, reports and other documents and information expressly required to be furnished to Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrower (or any affiliate of Borrower) which may come into the possession of Administrative Agent or any of its affiliates. Administrative Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to anyone.

      7.07. Failure of Administrative Agent to Act. Except for action expressly required of Administrative Agent hereunder, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of Lenders under Section 7.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

      7.08. Resignation or Removal of Administrative Agent. Administrative Agent may resign on at least sixty (60) days' written notice to Lenders and Borrower or upon the occurrence of an Event of Default. Administrative Agent may be removed at any time with cause by the Super-Majority Lenders, provided that Borrower and the other Lenders shall be promptly notified thereof. Upon such resignation or removal of Administrative Agent, the Super-Majority Lenders shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent shall (provided there exists no Event of Default) be subject to Borrower's approval, such approval not to be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Super-Majority Lenders, and shall have accepted such appointment, within twenty (20) days after the resignation or the Super-Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be one of Lenders, within ten (10) days. The Super-Majority Lenders or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify Borrower and the other Lenders. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

      7.09. Amendments Concerning Agency Function. Notwithstanding anything to the contrary contained in this Agreement, Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties, rights, and/or function hereunder or thereunder unless it shall have given its prior written consent thereto.

      7.10. Liability of Administrative Agent. Administrative Agent shall not have any liabilities or responsibilities to Borrower on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the failure of Borrower to perform its obligations hereunder or under any other Loan Document.

      7.11. Transfer of Agency Function. Without the consent of Borrower or any Lender, Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located in the United States, provided that Administrative Agent shall promptly notify Borrower and Lenders thereof.

      7.12. Non-Receipt of Funds by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender or Borrower (either one as appropriate being the "Payor") prior to the date on which such Lender is to make payment hereunder to Administrative Agent of Loan proceeds or Borrower is to make payment to Administrative Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor will not make the Required Payment in full to Administrative Agent, Administrative Agent may assume that the Required Payment has been made in full to Administrative Agent on such date, and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make the amount thereof available to the intended recipient on such date. If and to the extent the Payor shall not have in fact so made the Required Payment in full to Administrative Agent, the recipient of such payment shall repay to Administrative Agent forthwith on demand such amount made available to it together with interest thereon, for each day from the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount, at the Federal Funds Rate

      7.13. Withholding Taxes. Each Lender represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to Administrative Agent such forms, certifications, statements and other documents as Borrower or Administrative Agent may reasonably request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction or to enable Administrative Agent to comply with any applicable Laws relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the Laws of the United States or any state thereof, such Lender will furnish to Administrative Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Lender, as evidence of such Lender's exemption from the withholding of United States tax with respect thereto. Administrative Agent shall not be obligated to make any payments hereunder to such Lender in respect of the Loan until such Lender shall have furnished to Administrative Agent the requested form, certification, statement or document. On Borrower's request, Administrative Agent shall deliver to Borrower copies of the documents delivered to Administrative Agent to evidence Lenders' exemption from withholding.

      7.14. Sharing of Payments among Lenders.   If a Lender shall obtain
payment of any principal of its Note or of interest thereon through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means (including direct payment), and such payment results in such Lender receiving a greater payment than it would have been entitled to had such payment been paid directly to Administrative Agent for disbursement to Lenders, then such Lender shall promptly purchase for cash from the other Lenders Participations in the Loan in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share ratably the benefit of such payment. To such end Lenders shall make appropriate adjustments among themselves (by the resale of Participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees that any Lender so purchasing a Participation in the Loan may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such Participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of Borrower.

      7.15. Possession of Documents. Each Lender shall maintain possession of its own Note. Administrative Agent shall hold all other Loan Documents and related documents in its possession and maintain separate records and accounts with respect to the Loan, reflecting the interests of Lenders in the Loan, and shall permit Lenders and their representatives access at all reasonable times to inspect such Loan Documents, related documents, records and accounts.


                                  ARTICLE VIII

                       GENERAL CONDITIONS AND PROVISIONS

      8.01. Intentionally Omitted.

      8.02. No Third-Party Beneficiaries. This Agreement is solely for the benefit of Lenders, Administrative Agent and Borrower. All conditions of the obligations of Lenders hereunder are imposed solely and exclusively for the benefit of Lenders and may be freely waived or modified in whole or in part by Lenders at any time if in their sole discretion they deem it advisable to do so, and no Person other than Borrower (provided, however, that all conditions have been satisfied) shall have standing to require Lenders to disburse the Loan or to be a beneficiary of this Agreement.

      8.03. Documentation, etc. Satisfactory. All documentation and proceedings deemed by Administrative Agent or Lenders' Counsel to be necessary or required in connection herewith and the documents relating hereto shall be subject to the prior approval of, and satisfactory to, both of them as to form and substance. In addition, the Persons responsible for the execution and delivery of, and signatories to, all of such documentation, shall be acceptable to, and subject to the approval of, Administrative Agent and Lenders' Counsel. Administrative Agent or Lenders' Counsel shall receive copies certified if requested by either of them, of all documents which they may require in connection with the transactions contemplated hereby.

      8.04. Administrative Agent's Determination Conclusive. Administrative Agent shall, at all times, be free to independently establish to its satisfaction and in its absolute discretion the existence or nonexistence of any fact or facts the existence or nonexistence of which is a condition hereof.

      8.05. Notices. Except as expressly provided otherwise, all notices, demands, consents, approvals and statements required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally, three (3) Business Days after mailing by registered or certified mail, postage prepaid, or one (1) Business Day after delivery to a nationally recognized overnight courier service providing evidence of the date of delivery, addressed to a party at its address on the signature page hereof or of the applicable Assignment and Assumption Agreement, or at such other address of which a party shall have notified the party given such notice in writing in accordance with the foregoing requirements.

      8.06. Amendments and Waivers. No amendment or material waiver of any provision of this Agreement or any other Loan Document, nor consent to any material departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the party against whom such amendment, waiver or consent is sought to be enforced (it being understood, however, that the signatures of the Super-Majority Lenders and, solely for purposes of its acknowledgment thereof, Administrative Agent, shall be sufficient to bind Lenders to any such amendment, waiver or consent), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all Lenders, do any of the following; (i) reduce the principal of, or interest on, the Notes or any fees due hereunder or any other amount due hereunder or under any Loan Document; (ii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees due hereunder or under any Loan Document;
(iii) change the definition of Majority Lenders or Super-Majority Lenders; (iv) release any material portion of the Mortgaged Property or other collateral for the Loan other than in accordance with the Loan Documents; (v) amend this Section or any other provision requiring the consent of all Lenders; or (vi) release, in whole or in part, any obligor. Without limiting the foregoing, acceptance by Administrative Agent or Lenders of any sum required to be paid pursuant hereto or any other Loan Document, after its due date, or in an amount less than the sum then due, shall not constitute a waiver by Administrative Agent or Lenders of their right to require prompt payment when due of all other such sums or to declare a default or to exercise such other rights provided herein or in the other Loan Documents for such late or reduced payment.

      8.07. Assignment Participation. Any Lender may at any time grant to one or more banks or other institution (each a "Participant") participating interests in its Pro Rata Share of the loan (the "Participations"). In the event of any such grant by a Lender of a Participation to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder. Any agreement pursuant to which any Lender may grant a Participation shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder and under any other Loan Document, including, without limitation the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clauses (i) through (vi) of Section 8.06 without the consent of the Participant.

      Each Lender agrees to provide Borrower with notice of all Participation's sold by such Lender. Borrower agrees to provide all assistance reasonably requested by a Lender to enable such Lender to sell Participation's as aforesaid, or make assignments of its interest in the Loan as hereinafter provided in this Section; provided, however, that Borrower shall not be required to incur any material cost in connection therewith.

      A Lender may at any time assign (1) to any bank or other institution with the acknowledgment of Administrative Agent and (provided there exists no Event of Default) the consent of Borrower, which consent shall not be unreasonably withheld or delayed (such assignee, a "Consented Assignee"), or (2) to one or more banks or other institutions which are subsidiaries of a Lender or of the parent of a Lender (it being understood that Borrower's consent (which shall in no event to be unreasonably withheld or delayed and shall in no event be required during the existence of an Event of Default) shall be required for an assignment to a subsidiary or parent of a Lender only if such assignment would result in the payment of Additional Costs or other sums pursuant to Section
3.01 to such Lender's subsidiary or parent in excess of what would be payable to such Lender) (each Consented Assignee pursuant to clause (1) or parent or subsidiary bank or institution pursuant to clause (2), an "Assignee") all or a proportionate part of all of its rights and obligations under this Agreement and its Note, and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and the assigning Lender, provided that, after giving effect to such assignment, in each case, the Assignee's portion of the Loan and, in the case of a partial assignment of a Lender's interest, the assigning Lender's portion of the loan will each be equal to or greater than $5,000,000. Upon (i) execution and delivery of such instrument, (ii) payment by such Assignee to the assigning Lender of an amount equal to the purchase price agreed between such Lender and such Assignee and (iii) payment by such Assignee to Administrative Agent of a fee, of Administrative Agent's own account, in the amount of $2,500, on account of Administrative Agent's fees and expenses in connection with such assignment, such Assignee shall be a party to this Agreement and shall have all the rights and obligations of a Lender as set forth in such Assignment and Assumption Agreement, and the assigning Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph, substitute notes, in the form of EXHIBIT B, shall be issued to the assigning Lender and Assignee by Borrower, in exchange for the return of the original Note. All such substitute notes shall constitute "Notes" and the obligations evidenced by such substitute notes shall constitute obligations secured by the Mortgage. In connection with Borrower's execution of substitute notes as aforesaid, Borrower shall deliver to Administrative Agent evidence, satisfactory to Administrative Agent, of all requisite partnership/corporate action to authorize Borrower's execution and delivery of the substitute notes and any related documents. If the Assignee is not incorporated under the Laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 7.13.

      Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

      Borrower recognizes that in connection with a Lender's selling of Participation's or making of assignments, any or all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower or the Loan may be exhibited to and retained by any such Participant or Assignee or prospective Participant or Assignee. A Lender's delivery of any financial statements and appraisals to any such Participant or Assignee or prospective Participant or Assignee shall be done on a confidential basis.

      8.08. Setoff. Borrower agrees that, in addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim any lender may otherwise have, each Lender shall be entitled, at its option, to offset balances (general or special, time or demand, provision or final) held by it for the account of Borrower at any of such Lender's offices (other than balances representing tenant security deposits or escrows held by Borrower) against any amount payable by Borrower to such Lender hereunder or under any other Loan Document which is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and Administrative Agent thereof; provided that such Lender's failure to give such notice shall not affect the validity thereof. Payments by Borrower hereunder or under the other Loan Documents shall be made without setoff or counterclaim.

      8.09. Successors and Assigns. Except as herein provided, this Agreement shall be binding upon and inure to the benefit of Borrower, Administrative Agent and Lenders and their respective heirs, personal representatives, successors and assigns. Notwithstanding the foregoing, Borrower may not assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder, including, but not limited to, performance of and compliance with conditions hereof and the right to receive the proceeds of the Loan.

      8.10. Severability. The provisions hereof are intended to be severable. Any provisions hereof, or the application thereof to any person or circumstance, which, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof (or the remaining portions of such provision) or the application thereof to any other Person or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any Person or circumstance in any other jurisdiction.

      8.11. Non-Waiver; Remedies Cumulative. No failure or delay on Administrative Agent's or any Lender's part in exercising any right, remedy, power or privilege (hereinafter in this Section, each a "Remedy") hereunder or under any of the other Loan Documents shall operate as a waiver of any such Remedy or shall be deemed to constitute Administrative Agent's or any Lender's acquiescence in any default by Borrower under any of said documents. A waiver by Administrative Agent or any Lender of any Remedy hereunder or under any of the other Loan Documents on any one occasion shall not be construed as a bar to any other or future exercise thereof or of any other Remedy. The Remedies provided in said documents are cumulative, may be exercised singly or concurrently and are not exclusive of any Remedies provided therein or by law.

      8.12. Certain Waivers. Borrower hereby irrevocably and unconditionally waives (i) promptness and diligence; (ii) notice of any actions taken by Administrative Agent or any Lender hereunder or under any other Loan Document or any other agreement or instrument relating thereto except to the extent otherwise provided herein, (iii) all notices (other than notices specifically provided for herein or in the other Loan Documents), demands and protests, and all other formalities of every kind in connection with the enforcement of Borrower's obligations hereunder and under the other Loan Documents, the omission of or delay in which, but for the provisions of this Section, might constitute grounds for relieving Borrower of any of its obligations hereunder or under the other Loan Documents, (iv) any requirement that Administrative Agent or any Lender protect, secure, perfect or insure any lien on any collateral for the Loan or exhaust any right or take any action against Borrower or any other Person or against any collateral for the Loan, (v) any right or claim of right to cause a marshaling of Borrower's assets and (vi) all rights of subrogation or contribution, whether arising by contract or operation of law or otherwise by reason of payment by Borrower pursuant hereto or to the other Loan Documents. BORROWER FURTHER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF ADMINISTRATIVE AGENT OR LENDERS WITH RESPECT TO THIS AGREEMENT, THE NOTES OR OTHERWISE IN RESPECT OF THE LOAN, ANY AND EVERY RIGHT BORROWER MAY HAVE TO (W) INJUNCTIVE RELIEF, (X) A TRIAL BY JURY, (Y) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM, AND (Z) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST ADMINISTRATIVE AGENT OR LENDERS WITH RESPECT TO ANY ASSERTED CLAIM, INCLUDING AN ACTION OF INJUNCTIVE RELIEF.

      8.13. Expenses; Indemnification. Borrower covenants and agrees to pay all reasonable out-of pocket costs, expenses and charges (including, without limitation, all fees and charges of engineers, appraisers, the Engineering Consultant and Lenders' Counsel) incurred by Administrative Agent or any Lender in connection with (i) the preparation for and consummation of the transactions contemplated hereby or for the performance hereof and of the other Loan Documents and (ii) the enforcement hereof or of any or all of the other Loan Documents; provided, however, that Borrower shall not be responsible for (1) the fees and expenses of legal counsel for Lenders other than UBS (except fees and expenses, following the occurrence of an Event of Default, in connection with the enforcement hereof and the other Loan Documents) and (2) costs, expenses and charges incurred by Administrative Agent and Lenders in connection with the administration or syndication of the Loan (other than the administration fee required by Section 6.10 and the reasonable fees and expenses of Lenders' Counsel in connection with the administration of the
Loan). In connection with clauses (i) and (1) above, Lenders agree, to the extent practicable, to appoint a single counsel and local counsel, selected by Administrative Agent, to act on behalf of all Lenders in connection with the enforcement of the Loan Documents. If Borrower fails to pay promptly any costs, charges or expense required to be paid by it as aforesaid, and Administrative Agent or any Lender pays such costs, charges or expenses, Borrower shall reimburse Administrative Agent or such Lender, as appropriate, on demand for the amounts so paid, together with interest thereon at the Default Rate. Borrower further agrees to indemnify Administrative Agent and each Lender and their respective directors, of officers, employees and agents from, and hold each of them harmless against, (x) any and all losses arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower of the proceeds of the Loan, including, without limitation, the fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceedings and
(y) any and all claims, actions, suits, proceedings, costs, expenses, losses, damages and liabilities of any kind, including in tort, penalties and interest, arising out or by reason of any matter relating, directly or indirectly, to the Mortgage or the ownership, condition, development, construction, sale, rental or financing of the Premises or Improvements or any part thereof (but excluding any such losses, liabilities, claims, damages or expenses incurred solely by reason of the gross negligence or willful misconduct of the party to be indemnified). The obligations of Borrower under this Section shall survive the repayment of all amounts due under or in connection with any of the Loan Documents and the termination of the Loan.

      8.14. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

      8.15. Lenders' Right to Terminate. In the event Borrower shall not have satisfied the conditions precedent to its entitlement to the disbursement of the Loan proceeds hereunder within thirty (30) days of the date hereof, the Majority Lenders shall have the absolute right, at their option, to terminate Lenders' obligations to Borrower under this Agreement and the loan commitment represented hereby. In the event of such termination, the Majority Lenders shall direct Administrative Agent to send notice thereof to the other Lenders and Borrower.

      8.16. Governing Low; Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the Laws of the State of New York (without giving effect to New York's principles of conflicts of law). Borrower, Administrative Agent and each Lender hereby irrevocable submit to Administrative Agent and each Lender hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York (or any county in New York State where any portion of the Mortgaged Property is located) over any suit, action or proceeding arising out of or relating to this Agreement, and Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New York State or Federal court sitting in The City of New York (or such other county in New York State) may be made by certified or registered mail, return receipt requested, directed to Borrower at the address indicated on the cover page hereof, and service so made shall be complete upon Borrower's receipt or refusal of delivery thereof.

     8.17. Integration. The Loan Documents constitute the entire agreement among Administrative Agent, Borrower and Lenders relating to the transactions contemplated thereby (except with respect to agreements among Lenders or with Administrative Agent relating solely to compensation, consideration and the syndication of the Loan) and supersede any prior oral or written statements or agreements with respect to such transactions.

      8.18. Tenant Improvement Cash Collateral Account. (a) Borrower, Lenders and Administrative Agent acknowledge that, as a condition precedent to the consummation of the Loan transaction, Borrower shall deposit the sum of $2,000,000 into interest- bearing cash collateral account no. 203906 with Administrative Agent (the "Account"). Sums in the Account, including sums subsequently deposited pursuant to paragraph (c) below or Section 2.14, shall be held and disbursed by Administrative Agent as hereinafter provided. Borrower hereby asssigns the account and all sums therein, including interest thereon and any sums deposited pursuant to Paragraph (c) below or Section 2.14, to Administrative Agent, for the benefit of Lenders, as security for the payment and performance of Borrower's obligations under the Loan, and acknowledges that, until the Loan is repaid in full, Borrower shall have no right to such sums except to the extent specifically provided for herein. Borrower further acknowledges that Administrative Agent shall retain possession of all documents evidencing the Account to perfect its security interest therein. Provided there exists no Default or Event of Default (subject to the last sentence of this paragraph (a)), Administrative Agent shall from time to time disburse sums from the Account for (1) costs incurred by Borrower for leasing commissions, tenant improvements, tenant allowances and tenant inducements, such as reimbursement for tenant design costs and tenant moving costs (all of the foregoing, collectively, "Leasing Commissions/Inducements") and (2) Borrower's legal fees and expenses ("Legal Costs"), all in respect of leases, approved or deemed approved by Administrative Agent (if such approval is required by this Agreement), of the Premises upon receipt of (i) a written request in form reasonably satisfactory to Administrative Agent certifying the purpose for which the disbursement is to be made and (ii) such bills, receipts, invoices, consents, licenses, permits and other back-up data as Administrative Agent may reasonably request. Notwithstanding the foregoing, but subject to the immediately following sentence, upon (x) the occurrence of an Event of Default and (y) the commencement of an action to foreclose the Mortgage or the appointment of a receiver of the Premises, Administrative Agent shall, at the option of the Majority Lenders, apply any and all sums in the Account, if any, to the immediate reduction of outstanding principal and/or accrued and unpaid interest and/or other sums under the Notes, in such order and amounts as the Majority Lenders shall elect. In the event that Borrower is obligated to pay Leasing Commissions/Inducements or Legal Costs in connection with a leased entered into prior to the occurrence of a Default or Event of Default and such lease has been approved or deemed approved by Administrative Agent (if such approval is required by this Agreement) or in connection with a lease entered into during the existence of an Event of Default but which has specifically been approved in writing by Administrative Agent, then, irrespective of the existence or nonexistence of a Default or Event of Default, Administrative Agent shall be required to disburse funds from the Account in respect of such Leasing Commissions/Inducements or Legal Costs and shall not apply in reduction of Borrower's obligations under the Loan as provided above that portion of the funds in the Account required to pay such costs.

(b) In furtherance of the foregoing assignment, Administrative Agent is hereby appointed Borrower's attorney-in-fact for the purpose of withdrawing any and all sums from the Account. Borrower agrees to execute such further documents (including UCC-1 financing statements) and do such further acts as Administrative Agent may reasonably request to confirm or perfect the assignment and security interests provided for in this Section.

(c) Borrower hereby covenants to make a payment no later than the 25th day of each month, commencing with the first full calendar month after the date hereof, for deposit in the Account, in an amount equal to Net Cash Flow for the immediately preceding month, until the date (the "Deposit Threshold Date") that the balance on deposit in the Account (including accrued interest and after deducting any disbursements made pursuant to paragraph (a) above) equals the Deposit Threshold (as defined below). If, at any time following the Deposit Threshold Date, the amount on deposit in the Account exceeds the Deposit Threshold plus the amount of any sums then on deposit in the Account which were deposited in the Account pursuant to Section 2.14, Borrower shall be entitled to the release of such excess to it from the Account (and amounts deposited in the Account pursuant to Section 2.14 may be released from the Account in accordance with standards of, and applied in accordance with, Section 2.14). If, as of the 20th day of any month after the Deposit Threshold Date, the balance in the Account is less than the Deposit Threshold, Borrower shall again, and covenants to, make a payment, no later than the 25th day of such month, for deposit into the Account, in an amount equal to Net Cash Flow for the immediately preceding month. As used herein, the term "Deposit Threshold" means the greater of (x) the Initial Deposit Threshold (as defined below) less the aggregate amount actually expended by Borrower for Leasing Commissions/Inducements and Legal Costs in connection with re-leasing the area of the Improvements, constituting approximately 142,000 square feet in the aggregate, currently covered by leases to Digital Equipment Corporation and Smith Barney Inc. (the "Digital/Smith Barney Space") or (y) $2,000,000. The "Initial Deposit Threshold" shall be $6,000,000, subject to reduction as provided below. The Initial Deposit Threshold is the amount presently estimated to be required for the re-leasing of the Digital/Smith Barney Space (exclusive of Legal Costs). In the event that portions of the Digital/ Smith Barney Space are released with the expenditure of less than a full allocable share of the $6,000,000 estimated, then, subject to Administrative Agent's reasonable approval, the Initial Deposit Threshold shall be reduced correspondingly. If, as a result of any such reduction in the Initial Deposit Threshold, the Deposit Threshold shall be reduced and the amount on deposit in the Account shall exceed the Deposit Threshold plus the amount of any sums then on deposit in the Account which were deposited in the Account pursuant to
Section 2.14, Borrower shall be entitled to the release to it of such excess from the Account. To the extent that, as a result of disbursement of Legal Costs from the Account, Administrative Agent reasonably determines that the costs for which the Account was established will exceed the amount in the Account, the Deposit Threshold shall be increased by the amount of such excess.


      8.19. Non-Recourse to Borrower's Partners.   Anything herein or in any
other Loan Document or any certificate given in connection therewith or pursuant thereto (the Loan Documents and each such certificate, collectively, the "Relevant Documents") to the contrary notwithstanding, Lenders agree that, for repayment of the Loan and the payment and performance of all of Borrower's obligations under the Loan Documents or any claim based thereon or otherwise in respect thereof, they will look solely to the Mortgaged Property and the other assets of Borrower, and to such other collateral, if any, as may now or hereafter be given to secure the Loan, and no property or assets of the constituent partners of Borrower shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Lenders, or for any payment required to be made under the Relevant Documents or for the performance of any of the covenants or warranties contained in any of the Relevant Documents or for any claim based thereon or in respect thereof; provided, however that the foregoing provisions of this Section shall not (i) constitute a waiver of any obligation evidenced or secured by the Note, Mortgage or other Loan Documents, (ii) limit the right of Administrative
Agent and/or Lenders to name Borrower (and/or its general partners to the extent the same are indispensable parties) as a party defendant in any action or suit of judicial foreclosure and sale under the Mortgage so long as no deficiency judgment shall be sought or enforced against the constituent partners of Borrower, (iii) affect or limit in any way the validity or enforceability of any separate guaranty or indemnity agreement hereafter given of the benefit of Lenders in connection with the Loan or (iv) constitute a waiver by Lenders of any rights to reimbursement for actual, or out-of-pocket, losses, costs or expenses, or any other remedy at law or in equity, against Borrower and its general partners by reason of (1) fraudulent acts or omissions of Borrower, (2) willful misapplication of any insurance proceeds, condemnation awards or tenant security deposits, arising, in any such case, with respect to the Mortgaged Property or (3) failure to deliver, promptly upon demand, tenant and other project files and original executed leases and other agreements relating to occupancy, construction or operation.



IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

                        TWO PARK COMPANY, a New York
                             general partnership

                        By:   M/H Two Park Associates,
                              General Partner

                              By:  Mendik Real Estate Limited Partnership,
                                   a New York limited partnership, its
                                   Managing General Partner

                              By:  Mendik RELP Corporation
                                   (f/k/a/  Mendik Corporation),
                                   a New York Corporation,
                                   General Partner

                                By:    /s/ David Greenbaum
                                Name:      David Greenbaum
                                Title:     President


                               By:  NY Real Estate Services 1 Inc.
                                    (f/k/a  Hutton Real Estate Services
                                    XV, Inc.), a Delaware corporation,
                                    General Partner

                                By:   /s/ Kenneth L. Zakin
                                Name:     Kenneth L. Zakin
                                Title:    President


                        By: B&B Park Avenue, L.P., General Partner

                           By: Vornado B&B L.L.C., a general partner

                             By:    /s/ Joseph Macnow
                             Name:      Joseph Macnow
                             Title:     Authorized Signatory

                        Address for notices:

                        330 Madison Avenue
                        New York, New York  10017





                           UNION BANK OF SWITZERLAND
                               (New York Branch)
                                  (as Lender)


                        By:   /s/ Joseph Bassil
                        Name:     Joseph Bassil
                        Title:    Vice President


                        By:   /s/ Kenneth A. McIntyre, Jr.
                        Name:     Kenneth A. McIntyre, Jr.
                        Title:    Vice President

                        Address for notices and Applicable
                        Lending Office:

                        Union Bank of Switzerland
                           (New York Branch)
                        299 Park Avenue
                        New York, NY  10171-0026
                        Attention:  Ms. Xiomara Martez


                        BAYERISCHE LANDESBANK CAYMAN
                           ISLANDS BRANCH


                        By:  /s/ Wilfried Freudenberger
                        Name:    Wilfried Freudenderger
                        Title:   Executive Vice President
                                 and General Manager

                        By:   /s/ John Wain
                        Name:     John Wain
                        Title:    Vice President

                        Address for notices and Applicable
                        Lending Office:

                        560 Lexington Avenue
                        New York, NY  10022
                        Attention:  Mr. John Wain


                        L-BANK LANDESKREDITBANK
                        BADEN-WURTTEMBERG


                        By:     /s/ Elmar Foell
                        Name:       Elmar Foell
                        Title:      Loan Manager


                        By:     /s/ Joachim Anker
                        Name:       Joachim Anker
                        Title:      Executive Vice President -
                                    Corporate & Public Finance

                        Address for notices and Applicable
                        Lending Office:

                        SchloBplatz  10/12
                        D-76113
                        Karlsruhe
                        Germany
                        Attention:  Mr. Elmar Foll


                        SUDWESTDEUTSCHE LANDESBANK GIROZENTRALE


                        By:  /s/ Klaus Knoth
                        Name:    Klaus Knoth
                        Title:   Sr. Vice President

                        Address for notices and Applicable
                        Lending Office:

                        Am Hauptbahnhof 2
                        70173
                        Stuttgart
                        Germany
                        Attention:  Mr. Andreas Oberem


                        UNION BANK OF SWITZERLAND
                           (New York Branch)
                           (as Administrative Agent)


                        By:  /s/ Joseph Bassil
                        Name:    Joseph Bassil
                        Title:   Vice President


                        By:  /s/ Kenneth A. McIntyre, Jr.
                        Name:    Kenneth A. McIntyre, Jr.
                        Title:   Vice President

                        Address for notices:

                        Union Bank of Switzerland
                           (New York Branch)
                        299 Park Avenue
                        New York, NY  10171-0026
                        Attention:  Ms. Xiomara Martez


                                   EXHIBIT A

                      Assignment and Assumption Agreement

     ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of ___________________, 199__, among [NAME OF ASSIGNING BANK] ("Assignor"), [NAME OF ASSIGNEE] ("Assignee"), [NAME OF BORROWER], a _____________________________
("Borrower") and [NAME OF ADMINISTRATIVE AGENT], as administrative agent for Lenders, as defined below (in such capacity, together with its successors in such capacity, "Administrative Agent").

                             Preliminary Statement

    1. This Assignment and Assumption Agreement (this "Agreement") relates to the Term Loan Agreement (as the same may be amended from time to time, the "Loan Agreement") dated ___________________, 199__ among Borrower, the lender
(s) party thereto (each a "Lender" and, collectively, "Lenders") and Administrative Agent. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

    2. Subject to the terms and conditions set forth in the Loan Agreement, Assignor has made an Individual Loan Commitment to Borrower in an aggregate principal amount of $ _____________ ("Assignor's Loan Commitment").

    3. The aggregate outstanding principal amount under Assignor's Loan Commitment at the commencement of business on the date hereof is $_____________.

    4. Assignor desires to assign to Assignee all of the rights of Assignor under the Loan Agreement in respect of a portion of Assignor's Loan Commitment and the loan made pursuant thereto, such portion being in an amount equal to $_______________ (the "Assigned Loan and Commitment"), of which $_______________ is currently outstanding; and Assignee desires to accept assignment of such rights and assume the corresponding obligations from Assignor on such terms.

    NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

    SECTION 1. Assignment. Assignor hereby assigns and sells to Assignee all of the rights of Assignor under the Loan Agreement in and to the Assigned Loan and Commitment, and Assignee hereby accepts such assignment from Assignor and assumes all of the obligations of Assignor under the Loan Agreement with respect to the Assigned Loan and Commitment. Upon the execution and delivery hereof by Assignor, Assignee, Borrower and Administrative Agent and the payment of the amount specified in Section 2 hereof required to be paid on the date hereof, (1) Assignee shall, as of the commencement of business on the date hereof, succeed to the rights and obligations of a Lender under the Loan Agreement with an Individual Loan Commitment in an amount equal to the Assigned Loan and Commitment, and (2) the Individual Loan Commitment of Assignor shall, as of the commencement of business on the date hereof, be reduced correspondingly and Assignor released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee. Assignor represents and warrants to Assignee that Assignor owns the Assigned Loan and Commitment free and clear of all liens and other encumbrances. Except as provided in the immediately preceding sentence, the assignment provided for herein shall be without representation or warranty by, or recourse to, Assignor.

    SECTION 2. Payments. As consideration for the assignment and sale contemplated in Section 1 hereof, Assignee shall pay to Assignor on the date hereof, in immediately available funds, and amount equal to the outstanding principal amount under the Assigned Loan and Commitment recited in paragraph 4 of the Preliminary Statement above. Each of Assignor and Assignee hereby agrees that if it receives an amount under the Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

    SECTION 3. [Consent of Borrower and Acknowledgment by the Administrative Agent;] Execution and Delivery of Note. [This Agreement is conditioned upon the consent of Borrower and acknowledgment by Administrative Agent pursuant to
Section 8.07 of the Loan Agreement. The execution of this Agreement by Borrower and Administrative Agent is evidence of this consent and acknowledgment, respectively. Borrower has joined in this Agreement solely for the purpose of acknowledging its agreement to the provisions of Section 1 hereof and this Section 3. [Only necessary if required by Section 8.07 of the Loan Agreement] Pursuant to Section 8.07 of the Loan Agreement, Borrower has agreed to execute and deliver Notes payable to the respective orders of Assignee and Assignor to evidence the assignment and assumption provided for herein. Assignee has designated as its Applicable Lending Office, and as its address for notices, the office identified as such below.

    SECTION 4. Non-Reliance on Assignor. Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of Borrower or any other party to any Loan Document, or the validity and enforceability of the obligation of Borrower or any other party to a Loan Document in respect of the Loan Agreement or any other Loan Document. Assignee acknowledges that it has, independently and without reliance on Assignor, and based on such documents and information as it has deemed appropriate, made its own analysis of the collateral for the Loan, credit analysis of Borrower and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the collateral for the Loan and of the business, affairs and financial condition of Borrower and the other parties to the Loan Documents.

    SECTION 5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

    SECTION 6.  Counterparts.   This Agreement may be signed in any number of
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    SECTION 7. Certain Representations and Agreements by Assignee. Reference is made to Section 7.13 of the Loan Agreement. Assignee hereby represents that it is entitled to receive any payments to be made to it under the Loan Agreement or hereunder without the withholding of any tax and agrees to furnish the evidence of such exemption as specified therein and otherwise to comply with the provisions of said Section 7.13.


    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                        [NAME OF ASSIGNOR]

                        By:   ___________________________________
                           Name:
                           Title:

                        [NAME OF ASSIGNEE]

                        By:   ____________________________________
                           Name:
                           Title:

                        Assignee's Applicable Lending
                           Office and Address for
                           Notices:


                        [Assignee]
                        [Address]
                        Attention:  _______________________________
                        Telephone:  (___)  ____________

                        [NAME OF BORROWER]


                        By:  _____________________________________
                           Name:
                           Title:

                        [NAME OF ADMINISTRATIVE AGENT]


                        By:  _____________________________________
                           Name:
                           Title:




                                 EXHIBIT B

                                   Note

 $______________                                       New York, New York
                                                        __________, 199__

    For value received, [NAME OF BORROWER], A ______________ ("Maker") hereby covenants and promises to pay to the order of [NAME OF LENDER] or its successors or assigns (collectively, the "Bank"), at the principal office of [NAME OF ADMINISTRATIVE AGENT] located at ________________________________ ("Administrative Agent") for the account of the Applicable Lending Office at the Bank, the principal sum of _______________________ Dollars ($__________).
in lawful money of the United States and in immediately available funds, in accordance with the terms set forth in the Loan Agreement (as defined below). Maker also covenants and promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at said office for the account of said Applicable Lending Office, at the time and at a rate per annum as provided in the Loan Agreement. The Loan Agreement and Mortgage provide in certain cases for the accrual of interest at the Default Rate.

    This Note is one of the Notes referred to in the Term Loan Agreement dated as of the date hereof (as the same may be amended or supplemented from time to time, the "Loan Agreement") among Maker, as Borrower, the lenders named therein (including the Bank), as Lenders, and Administrative Agent, as Administrative Agent for Lenders. All of the terms, conditions and provisions of the Loan Agreement are hereby incorporated by reference. All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

    This Note is secured by the Mortgage which contains, among other things, provisions for the acceleration of this Note upon the happening of certain stated events. Reference to the Mortgage is hereby made for a description of the "Mortgaged Property" encumbered thereby and the rights of Maker and Lenders (including the Bank) with respect to such Mortgaged Property.

    Maker agrees that it shall be bound by any agreement extending the time or modifying the terms of payment set forth above and in the Loan Agreement, made by or on behalf of Lenders and the owner or owners of the Mortgaged Property, whether with or without notice to Maker, and Maker shall continue liable to pay the amount due hereunder (but shall not be liable for any increased amount unless it expressly so agrees in writing) in accordance with the terms set forth herein and in the Loan Agreement, but with interest at a rate no greater than the rate of interest provided therein, according to the terms of any such agreement of extension or modification.

    Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Maker agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses.

    All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

    This Note shall be governed by the laws of the State of New York, provided that, as to the maximum lawful rate of interest which may be charged or collected, if the laws applicable to the Bank permit it to charge or collect a higher rate than the laws of the State of New York, then such law applicable to the Bank shall apply to the Bank under this Note.

    Anything herein to the contrary notwithstanding, the obligations of Maker under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Bank would be contrary to provisions of law applicable to the Bank limiting the maximum rate of interest that may be charged or collected by the Bank.

    Recourse under this Note against Maker's constituent partners shall be limited as set forth in Section 8.19 of the Loan Agreement.

    IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first above written.

                                    [BORROWER]


                                    By:___________________________________
                                       Name:
                                       Title:


    This is to certify that this Note was executed in my presence on the date hereof by the party(ies) whose signature(s) appear in the capacity(ies) indicated.


                                       __________________________________
                                                  Notary Public


                                    My Commission expires:


                                    __________________________________



                      Amount                Balance
 Date               of Payment            Outstanding             Notation by